                                                                   Exhibit 10.11

                                      LEASE

                                 by and between

                               KENDALL SQUARE, LLC

                                    LANDLORD,

                                       and

                       VERTEX PHARMACEUTICALS INCORPORATED

                                     TENANT

                                    ARTICLE I

                                 REFERENCE DATA

1.1   SUBJECTS REFERRED TO

ANNUAL FIXED RENT RATE:            Subject to Sections 2.3 and 4.1(b) hereof,
                                   (i) $50/rentable square foot ("r.s.f.") for the Premises or (ii) if Landlord advances the Tenant Allowance, the Annual Fixed Rent
                                   Rate set forth above shall be $62.50/r.s.f.

APPROXIMATE TERM:                  Approximately 15 years and 4 months,
                                   subject to the Options to Extend.

BUILDING:                          The Building known as Building A, Cambridge
                                   Research Park, Cambridge, Massachusetts, to be constructed by Landlord and containing six levels and an enclosed rooftop mechanical penthouse and approximately
                                   275,000 r.s.f., of which approximately
                                   15,000 r.s.f. shall be ground floor retail space (the "Retail Space").

COMPLEX: An approximately ten acre parcel of land, including the Lot and all buildings thereon and improvements thereto hereafter constructed by Landlord or by an Affiliate of Landlord (as such term is defined below in this Section 1.1), in Cambridge, Massachusetts, currently owned by Landlord and shown on a plan entitled "Master Plan" dated June 1, 1999, Scale 1"=50', a reduced copy of which is attached as Exhibit A hereto, but excluding any portion of the Complex which is not hereafter owned by Landlord or an Affiliate of Landlord.

INITIAL ESTIMATED ANNUAL
ADDITIONAL RENT FOR PREMISES:      $2,730,000.00 based upon $10.50/r.s.f.

INITIAL ESTIMATED ANNUAL
ADDITIONAL RENT FOR COMPLEX:       $390,000.00 based upon $1.50/r.s.f.

LANDLORD:                          Kendall Square, LLC, formerly known as
                                   Cambridge Research Park, LLC, a Delaware limited liability company.

LANDLORD'S ARCHITECT:              Steven Ehrlich Architects

LANDLORD'S ADDRESS:                c/o Lyme Properties, LLC
                                   101 Main Street
                                   Cambridge, Massachusetts 02142

LANDLORD'S CONTRACTOR:             To be determined by Landlord pursuant to
                                   Section 3.1.1 hereof.

LANDLORD'S REPRESENTATIVE:         Each of David E. Clem and Robert L. Green

LEASE YEAR:                        Each consecutive period of twelve (12)
                                   calendar months commencing on the
                                   Commencement Date if it occurs on the first day of a calendar month and otherwise commencing on the first day of the month immediately following the month in which the Commencement Date occurs, and each anniversary of such date, except that the first Lease Year shall be approximately one year and four months beginning with the Commencement Date so as to include the four-month period from the Commencement
                                   Date through the Rent Commencement Date or until the first day of the following month in the event that the Rent Commencement
                                   Date does not occur on the first day of a calendar month.

LOT: The land on which the Building is to be constructed and shown on Exhibit A as being generally bounded by Athenaeum Street, Kendall Street, Linskey Way and Third Street, the legal description of which (and a plan for which) shall be prepared by Landlord prior to September 1, 2001 and attached hereto as Exhibit A-1 and which plan shall be attached hereto as Exhibit A-2.


MANAGING AGENT:                    To be determined by Landlord, provided
                                   however, that Tenant may submit to Landlord the names of managing agents proposed by Tenant but Landlord shall retain the right to select the Managing
                                   Agent.

OPTIONS TO EXTEND:                 Two (2) Options to Extend the Term of this
                                   Lease for successive periods of ten (10) years each, in accordance with Section
                                   10.12 hereof.

PERMITTED USES:                    Technical office for research and
                                   development, laboratory and research
                                   facility, and, subject to applicable
                                   requirements of the Cambridge Zoning
                                   Ordinance, limited manufacturing as an
                                   accessory use.

PREMISES:                          Approximately 260,000 r.s.f. of space in
                                   the Building to be constructed by Landlord on the Lot as shown on Exhibit A.

PUBLIC LIABILITY
INSURANCE LIMITS:                  Bodily injury: $10,000,000
                                   Property Damage:  $10,000,000

RENTABLE SQUARE                    As determined pursuant to Section 2.3
FOOTAGE OF BUILDING:               hereof, but the Building is currently
                                   estimated to consist of 275,000 r.s.f. of space.

RENTABLE SQUARE                    As determined pursuant to Section 2.3
FOOTAGE OF PREMISES:               hereof, but the Premises is currently
                                   estimated to consist of approximately
                                   260,000 r.s.f. of space in the Building to be constructed by Landlord on the Lot.

SCHEDULED SUBSTANTIAL
COMPLETION DATE:                   May 1, 2002

SCHEDULED RENT
COMMENCEMENT DATE:                 September 1, 2002

SCHEDULED TERM
COMMENCEMENT DATE:                 May 1, 2002

SECURITY DEPOSIT:                  As further described in Section 10.11
                                   hereof, a letter of credit or cash in the initial amount of $13,000,000.00 plus an amount equal to the Initial Estimated Annual Additional Rent for Premises ($2,730,000.00) and an amount equal to the Initial Estimated Annual
                                   Additional Rent for Complex ($390,000.00), subject to adjustment in accordance with Sections 2.3 and 10.11 hereof.

TENANT:                            Vertex Pharmaceuticals Incorporated

TENANT'S ADDRESS                   130 Waverly Street
(For Notice and Billing):          Cambridge, Massachusetts  02139-4242

TENANT ALLOWANCE:                  Subject to Section 2.3 hereof,
                                   $20,800,000.00 ($80.00/r.s.f.).

TENANT'S ARCHITECT:                Tsoi/Kobus & Associates, Inc.

TENANT'S PROPORTIONATE
FRACTION FOR BUILDING:             Subject to Section 2.3 hereof, 94.55%

TENANT'S PROPORTIONATE
FRACTION FOR COMPLEX:              As determined pursuant to Section 2.3 hereof.

TENANT'S REPRESENTATIVE:           Alfred Vaz, Jr.

TERM COMMENCEMENT DATE:            The earlier of (a) the date that is four
                                   (4) months after the Substantial Completion
                                   Date or (b) the date on which Tenant's
                                   personnel occupy all or any portion of the Premises for the conduct of any aspect of Tenant's business (as opposed to the conduct by Tenant of any of Tenant's Work or the installation in the Premises of fixtures, furnishings, equipment or personal property).

TERM EXPIRATION DATE:              The last day of the fifteenth Lease Year,
                                   subject to two (2) Options to Extend for successive periods of ten (10) years each, in accordance with Section 10.12.

The foregoing and following capitalized terms shall have the respective meanings set forth above, below or as referenced in this Lease, as applicable:

ADA Requirements: The Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto.

Additional Rent Adjustment Date: As defined in Section 4.2.4

Additional Rent: All rent, charges and other sums, other than Fixed Rent, due Landlord pursuant to this Lease.

Affiliate of Landlord: A person or entity controlled by, controlling or under common control with Landlord.

Affiliate of Tenant: Any entity controlled by, controlling or under common control with Tenant.

Annual Building Maintenance and Operation Charge: As defined in Section 4.2.4

Annual Complex Maintenance and Operation Charge: As defined in Section 4.2.4.

Annual Maintenance Charge: The sum of the Annual Building Maintenance and Operation Charge, the Annual Complex Maintenance and Operation Charge and the Nonstandard Charge.

Annual Tax, Insurance and Utility Charge: The sum of the Initial Tax Charge, the Initial Insurance Charge and the Initial Utility Charge.

Base Building Improvements: As defined in Section 3.1.1.

Broker: Insignia/ESG, Inc.

Building Common Areas: Interior and exterior common areas and facilities of the Building and the Lot, including walkways and sidewalks necessary for access to the Building, entrances, lobbies, stairs, elevators and corridors, if any, designated by Landlord for access to the Premises, loading docks in the Building, and heating, ventilating, air conditioning, plumbing, electrical and other mechanical systems and equipment serving the Premises in common with other portions of the Building, all of which shall be shown on a plan prepared by Landlord and delivered to Tenant on or before the date upon which the building permit for the Base Building Improvements is issued.

Casualty Restoration Completion Date: As defined in Section 6.1.

CDD: Community Development Department of the City of Cambridge, Massachusetts.

Change Order:  As defined in Section 3.1.2.

Chapter 91 Determination: As defined in Section 3.1.4.

Commencement Date: As defined and determined pursuant to Section 2.2.

Complex Common Areas: Interior and exterior common areas and facilities of the Complex to which Tenant has access in common with other tenants of buildings in the Complex, including streets, parks, open space, walkways and sidewalks necessary for access to the Lot and heating, ventilating, air conditioning, plumbing, electrical and other mechanical systems and equipment serving common areas of the Complex. The exterior Complex Common Areas shall be in the approximate locations of Open Space 1, Open Space 2, Open Space 3, Kendall

Street, Kendall Street West, Kendall Street East and Athenaeum Street Extension, all as shown on a plan entitled Kendall Square, Parcel Worksheet 7 in Cambridge, Massachusetts, dated 15 November 2000 prepared by Gunther Engineering, Inc., a copy of which has been delivered to Tenant.

Confidential Information: Any and all knowledge, information, data, materials, trade secrets, and other work product of a confidential nature gained, obtained, derived, produced, generated or otherwise acquired by Landlord with respect to Tenant's business.

Construction Documents: As defined in Section 3.2.1.

Design Development Documents: As defined in Section 3.1.1.

Development Approvals: As defined in Section 3.1.4.

Environmental Agreement: The Environmental Agreement between Landlord and Tenant in the form of Exhibit F hereto.

Environmental Remediation: As defined in Section 3.1.3.

Estimated Annual Additional Rent: Landlord's estimate of the total amount of Additional Rent which may be due from Tenant for any particular Lease Year with respect to the Building, Lot and Complex.

Estimated Annual Maintenance Charge: Landlord's reasonable estimate of the Annual Maintenance Charge.

Estimated Annual Tax, Insurance and Utility Charge: Landlord's reasonable estimate of the Annual Tax, Insurance and Utility Charge.

Event of Default: As defined in Section 7.1.

Excluded Taxes: Any income taxes, excess profits taxes, excise taxes, franchise taxes, or any taxes or assessments with respect to the Garage and other buildings leased or available for lease (and the parcels of land upon which such buildings are situated), other than the Building, the Lot and any building or portion of a building in the Complex which is not available for lease (and the parcel(s) of land on which the same may be located), in the Complex.

Exercise Notice: As defined in Section 10.12.

Extension Periods: As defined in Section 10.12.

Extension Rent: As defined in Section 10.12.

Fair Market Rent: As defined in Section 10.12.

Final Design Documents: As defined in Section 3.1.1.

Fixed Rent:  As defined in Section 4.1.

Force Majeure Events: As defined in Section 3.2.

Garage Owner:  The owner of the Garage.

Garage Parking Spaces: Tenant's Parking Spaces.

Garage Security Services: As defined in Section 10.14.

Garage: As defined in Section 10.14.

Holder: As defined in Section 8.1.

Impositions: As defined in Section 4.2.4(1)(a).

Indemnified Parties: As defined in Section 5.1.6.

Initial Estimated Annual Additional Rent for Building: As defined in Section
4.2.

Inquiry Notice: As defined in Section 10.12.

Landlord's Statement: As defined in Section 4.2.4.

Landlord's Work: The construction of the Base Building Improvements in accordance with the Final Design Documents as affected by Change Orders.

MCP: Massachusetts Contingency Plan, 310 CMR 40.0000 et seq., as amended.

MEPA Certificate: Certificate of the Secretary of Environmental Affairs on the Final Environmental Impact Report dated April 15, 1999.

Minor Alteration: As defined in Section 3.2.1.

Mortgage: Mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof.

Nonstandard Charge: As defined in Section 4.2.4.

Nonstandard Costs: As defined in Section 4.2.4.

Options to Extend: As defined in Section 10.12.

Order of Conditions: Order of Conditions issued July 12, 1999 by the City of Cambridge Conservation Commission.

Outside Completion Date:  As defined in Section 3.2.

Parking Fee: As defined in Section 10.14.

Preliminary Design Concept: As defined in Section 3.1.1.

Progress Schedule: As set forth in Exhibit B-1 hereto.

PTDM Approval: The PTDM Decision, the PTDM Letter and PTDM Plan.

PTDM Decision: PTDM Ordinance Final Decision issued April 20, 1999 by the CDD.

PTDM Letter: The Letter dated April 20, 1999 to Robert L. Green of Lyme Properties from Susanne Rasmussen of the CDD attached to the PTDM Decision.

PTDM Plan: Landlord's Parking Transportation Demand Management Plan dated April 9, 1999.

PUD Approval: The PUD Permit and the Settlement Agreement.

PUD Permit: A Special Permit issued by the City of Cambridge Planning Board, Case No. PB #141 filed April 7, 1999 (the "PUD Permit"), recorded with the Middlesex South District Registry of Deeds (the "Registry") in Book 31137, Page 89.

Punch List Items: Minor items which can be fully completed by Landlord within thirty (30) days without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to perform Tenant's Work.

Remediation Documents: The documents set forth on Exhibit F-1 hereto.

Rentable Square Feet, Rentable Square Footage or r.s.f.: The rentable square footage of the space in question as measured in accordance with the standard set forth in Section 2.3.

Response Action Outcome: As such term is defined in the MCP.

Schematic Design Documents: As defined in Section 3.1.1.

Settlement Agreement: A Settlement Agreement dated May 24, 1999 among Barbara Broussard, Mary DeFreitas, the East Cambridge Planning Team and Landlord.

SNDA: Subordination, Non-disturbance and Attornment Agreement.

Subdivision: As defined in Section 9.1.6.

Sublease Costs: As defined in Section 5.2.1.

Sublease Profits: As defined in Section 5.2.1.

Subsequent Approvals: As defined in Section 3.1.4.

Substantial Completion Date: As defined in Section 3.2.

Substitute Taxes: As defined in Section 4.2.1.

Tenant Allowance Notice: As defined in Section 2.3.

Tenant Delay: As defined in Section 3.2.

Tenant's Property: All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description owned or leased by Tenant or by any person claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises.

Tenant's Proportionate Fraction for Building: As defined in Section 2.3

Tenant's Proportionate Fraction for Complex: As defined in Section 2.3.

Tenant's Work:  As defined in Section 3.2.1.

Title Exceptions: Item Nos. 2 through 12, inclusive set forth in Schedule B,
Part 1 of the Title Policy.

Title Policy: Owner's Policy No. 136-00-336684 dated August 19, 1998, issued by Lawyer's Title Insurance Corporation.

TMA: The Charles River Transportation Management Association or any other transportation management association of which Landlord is a member.

Transfer: As defined in Section 9.1.6.

Utilities: As defined in Section 4.2.3.

Utility Service Provider or Utility Service Providers: As defined in Section 4.2.3.

Utility Services: As defined in Section 4.2.3.

1.2   EXHIBITS.

      The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

EXHIBIT A                                Plan showing Complex
EXHIBIT A-1                              Legal Description
EXHIBIT A-2                              Plan showing Lot
EXHIBIT A-3                              Confirmation of Commencement Date and
                                           Rentable Square Footage
EXHIBIT B                                Base Building Description
EXHIBIT B-1                              Progress Schedule
EXHIBIT C                                Rules and Regulations
EXHIBIT D                                SNDA Form
EXHIBIT E                                Schedule of Equipment to be Removed
                                           by Tenant
EXHIBIT F                                Environmental Agreement
EXHIBIT F-1                              Remediation Documents

1.3   TABLE OF CONTENTS

ARTICLE I...........................................................................................  2
   1.1      SUBJECTS REFERRED TO....................................................................  2
   1.2      EXHIBITS................................................................................ 11
   1.3      TABLE OF CONTENTS....................................................................... 11
ARTICLE II.......................................................................................... 14
   2.1      PREMISES................................................................................ 14
   2.2      TERM.................................................................................... 15
   2.3      MODIFICATION OF CERTAIN DEFINITIONS; CERTIFICATE REGARDING  COMMENCEMENT DATE........... 15
ARTICLE III......................................................................................... 16
   3.1      INITIAL CONSTRUCTION.................................................................... 16
     3.1.1     Development of Plans................................................................. 16
     3.1.2     Change Orders........................................................................ 18
     3.1.3     Environmental Remediation............................................................ 19
     3.1.4     Development Approvals and Title Exceptions........................................... 19
   3.2      PREPARATION OF PREMISES FOR PERFORMANCE OF TENANT'S WORK................................ 21
     3.2.1.    Performance of Tenant's Work......................................................... 22
   3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION........................................... 25
   3.4      REPRESENTATIVES......................................................................... 26
   3.5      CORRECTION OF LANDLORD'S WORK........................................................... 27
ARTICLE IV.......................................................................................... 27
   4.1      FIXED RENT.............................................................................. 27
   4.2      ADDITIONAL RENT......................................................................... 28

     4.2.1     Real Estate Taxes.................................................................... 28
     4.2.2     Insurance............................................................................ 30
        4.2.2.1    Insurance Taken Out by Tenant.................................................... 30
        4.2.2.2    Insurance Taken Out by Landlord.................................................. 30
        4.2.2.3    Tenant Reimbursement of Insurance Taken Out by Landlord.......................... 31
        4.2.2.4    Certain Requirements Applicable to Insurance Policies............................ 31
        4.2.2.5    Waiver of Subrogation............................................................ 32
     4.2.3     Utilities............................................................................ 32
     4.2.4     Common Area Maintenance and Expenses................................................. 33
     4.2.5     Payments on Account of Taxes, Insurance and Utilities................................ 38
   4.3      LATE PAYMENT OF RENT.................................................................... 39
ARTICLE V........................................................................................... 39
   5.1      AFFIRMATIVE COVENANTS................................................................... 39
     5.1.1     Perform Obligations.................................................................. 39
     5.1.2     Occupancy and Use.................................................................... 40
     5.1.3     Repair and Maintenance............................................................... 40
     5.1.4     Compliance with Law.................................................................. 41
     5.1.5     Tenant's Work........................................................................ 43
     5.1.6     Indemnity............................................................................ 44
     5.1.7     Landlord's Right to Enter............................................................ 44
     5.1.8     Personal Property at Tenant's Risk................................................... 44
     5.1.9     Payment of Landlord's Cost of Enforcement............................................ 45
     5.1.10    Yield Up............................................................................. 45
     5.1.11    Estoppel Certificate................................................................. 45
     5.1.12    Landlord's Expenses Re Consents...................................................... 46
     5.1.13    Rules and Regulations................................................................ 46
     5.1.14    Loading.............................................................................. 46
     5.1.15    Holdover............................................................................. 46
   5.2      NEGATIVE COVENANTS...................................................................... 46
     5.2.1     Assignment and Subletting............................................................ 47
     5.2.2     Nuisance............................................................................. 48
     5.2.3     Installation, Alterations or Additions............................................... 48
ARTICLE VI.......................................................................................... 48
   6.1      DAMAGE BY FIRE.......................................................................... 48
   6.2      CONDEMNATION............................................................................ 51
   6.3      AWARD................................................................................... 52
ARTICLE VII......................................................................................... 52
   7.1      EVENTS OF DEFAULT....................................................................... 52
   7.2      REMEDIES................................................................................ 53
   7.3      REMEDIES CUMULATIVE..................................................................... 54
   7.4      LANDLORD'S RIGHT TO CURE DEFAULTS....................................................... 54
   7.5      EFFECT OF WAIVERS OF DEFAULT............................................................ 54
   7.6      NO ACCORD AND SATISFACTION.............................................................. 55
ARTICLE VIII........................................................................................ 55
   8.1      RIGHTS OF MORTGAGE HOLDERS.............................................................. 55
   8.2      SUPERIORITY OF LEASE; OPTION TO SUBORDINATE............................................. 56

   8.3      LEASE AMENDMENTS........................................................................ 56
ARTICLE IX.......................................................................................... 57
   9.1      AFFIRMATIVE COVENANTS................................................................... 57
     9.1.1     Perform Obligations.................................................................. 57
     9.1.2     Repairs.............................................................................. 57
     9.1.3     Compliance with Law.................................................................. 57
     9.1.4     Indemnity............................................................................ 58
     9.1.5     Estoppel Certificate................................................................. 58
     9.1.6     Subdivision.......................................................................... 58
     9.1.7     Utilities............................................................................ 58
ARTICLE X........................................................................................... 59
   10.1     NOTICES FROM ONE PARTY TO THE OTHER..................................................... 59
   10.2     QUIET ENJOYMENT......................................................................... 59
   10.3     EASEMENTS; CHANGES TO LOT LINES......................................................... 59
   10.4     LEASE NOT TO BE RECORDED................................................................ 59
   10.5     BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY...................................... 60
   10.6     FORCE MAJEURE........................................................................... 60
   10.7     LANDLORD'S DEFAULT...................................................................... 60
   10.8     BROKERAGE............................................................................... 61
   10.9     APPLICABLE LAW AND CONSTRUCTION......................................................... 61
   10.10    SUBMISSION NOT AN OFFER................................................................. 62
   10.11    SECURITY DEPOSIT........................................................................ 62
   10.12    OPTIONS TO EXTEND....................................................................... 63
   10.13    INTENTIONALLY OMITTED................................................................... 64
   10.14    PARKING................................................................................. 65
   10.15    CONFIDENTIAL INFORMATION................................................................ 66
   10.16    SIGNAGE................................................................................. 66
   10.17    TELECOMMUNICATIONS EQUIPMENT............................................................ 67

                                   ARTICLE II

                                PREMISES AND TERM

2.1   PREMISES.

      Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant shall have, as appurtenant to the Premises, the right to use in common with others, if any, entitled thereto
(i) Building Common Areas and Complex Common Areas, (ii) the building service fixtures and equipment serving the Premises, and (iii) subject to Section 10.14 hereof, the right to use that number of nonreserved parking spaces determined by multiplying the Rentable Square Footage of Premises by .0015 ("Tenant's Parking Spaces") in the Garage. If the loading dock serving the Building is located in the Premises, the tenants of the Retail Space shall have the right to use such loading dock in accordance with reasonable rules and regulations to be mutually agreed upon by Landlord and Tenant. Tenant shall have no right to approve tenants for the Retail Space but Landlord represents that the retail uses of the Retail Space shall be consistent with first-class mixed use projects in the Boston/Cambridge, Massachusetts market.

      Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, or either, building service fixtures and equipment wherever located in the Building, including the perimeter walls of the Premises, on the roof of the Building, in mechanical penthouses and in any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, ducts, electric or other utilities, telecommunications equipment or other Building facilities, as well as the right of access (which right of access shall be at reasonable times and upon reasonable notice, except in the case of emergency) through the Premises for the purpose of operation, maintenance and repair, provided, however, that the Annual Fixed Rent, Additional Rent (as defined in Section 4.2 hereof) and other charges payable hereunder by Tenant shall be proportionately reduced in the event that any such installation or relocation of service materially reduces the usable floor area of the Premises (other than a temporary reduction to accommodate installation, repair, replacement, maintenance and relocation of such service); notwithstanding the foregoing provisions of this clause (a), to the extent that the Premises include all of the rentable square footage on a particular floor of the Building, Landlord's right to install, repair, replace, use, maintain and relocate such building service fixtures and equipment on such floor of the Building shall be limited to placing or installing such building service fixtures and equipment in shafts, pipes, stacks, conduits, chases and risers located within the central core common area of such floor or in such other locations on such floor as may be set forth in the Final Design Documents; or (b) to construct, alter or relocate any Building Common Areas and/or Complex Common Areas, provided however, that any such construction, alteration or relocation (1) shall be in compliance with applicable zoning laws, the Development Approvals or Subsequent Approvals, (2) shall be substantially equivalent or substantially similar to common areas of first-class, mixed use projects in Boston or Cambridge, Massachusetts and (3) shall not reduce the number of Tenant's Parking Spaces.

2.2   TERM.

      To have and to hold for a period (the "Term") commencing on the date which is the later of the Scheduled Term Commencement Date or the Substantial Completion Date (whichever of said dates is appropriate being referred to herein as the "Commencement Date" or the "Term Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section
3.2 or in Article VII, and subject to extension in accordance with the terms of
Section 10.12 hereof. As used herein the term "Rent Commencement Date" shall mean that date which is four (4) calendar months after the Commencement Date. Tenant shall have the right to access the Premises prior to the Commencement Date for purposes of installing equipment and furnishings and performing Tenant's Work (as hereinafter defined) in accordance with and subject to the provisions of Section 3.2.

2.3   MODIFICATION OF CERTAIN DEFINITIONS; CERTIFICATE REGARDING COMMENCEMENT
      DATE.

      Landlord and Tenant acknowledge that the actual rentable square footage of the Premises and the Building may, upon completion of construction of the Base Building Improvements (as hereinafter defined), be different than the estimates set forth in Article I hereof. Accordingly, after completion of construction of the Base Building Improvements, Landlord will notify Tenant of the actual Rentable Square Footage of Premises and the Rentable Square Footage of Building, which shall be measured in accordance with the ANSI/BOMA 265.1-1996 Standard Method for Measuring Building Rentable Area, approved June 7, 1996, for a single tenant building. Landlord's Architect's measurements shall be subject to verification by Tenant's Architect for conformity to the foregoing standard. If necessary, Landlord and Tenant will execute an amendment to this Lease modifying the definitions of Rentable Square Footage of Premises, Rentable Square Footage of Building, Tenant's Proportionate Fraction for Building, Tenant's Proportionate Fraction for Complex, Initial Estimated Annual Additional Rent for Premises, Initial Estimated Annual Additional Rent for Complex, the amount of the Security Deposit (as specified in Section 10.11) and the Tenant Allowance if Tenant has elected to have Landlord advance the Tenant Allowance as hereinafter set forth, and such other terms and provisions, if any, of this Lease as may be necessary to reflect such actual measurements. Tenant shall have a period of forty-five (45) days after the date hereof within which to notify Landlord in writing whether Tenant intends to have Landlord advance the Tenant Allowance (the "Tenant Allowance Notice"). In the absence of a Tenant Allowance Notice by such date, Tenant shall be deemed to have elected not to have Landlord advance the Tenant Allowance, in which event the last paragraph of Section 3.2.1 hereof shall be of no force or effect. If Tenant elects to have Landlord advance the Tenant Allowance, Landlord and Tenant shall execute an amendment to this Lease evidencing such election, acknowledging an increase in the amount of the Security Deposit (as specified in Section 10.11), and amending such other terms and provisions, if any, of this Lease as may be necessary to reflect such election. Landlord and Tenant will also execute, upon request of either, a certificate, substantially in the form of Exhibit A-3 hereto, acknowledging the Commencement Date of this Lease as provided for in Section 2.2 hereof, after such Commencement Date has occurred (as described in Section 3.2 hereof). Anything in this Lease to the contrary notwithstanding, the Premises shall include all of the Rentable Square Footage in the Building other than the Retail Space. "Tenant's Proportionate Fraction for

Building" shall be the ratio, expressed as a percentage, of the Rentable Square Footage of Premises to the Rentable Square Footage of Building. "Tenant's Proportionate Fraction for Complex" shall be the ratio, expressed as a percentage, of the Rentable Square Footage of Premises to the Rentable Square Footage of all buildings (other than any garages in the Complex and any building or portion thereof which is not available for lease such as an information kiosk), including the Building, which Landlord is permitted to develop in the Complex pursuant to the PUD Approval. Landlord shall have the right to estimate on a good faith basis, from time to time, the Rentable Square Footage of all such buildings prior to the construction thereof. From time to time after construction of each building in the Complex, Landlord shall notify Tenant of the Rentable Square Footage of such buildings and shall provide to Tenant, upon Tenant's request, such information as Tenant may reasonably request with respect to the calculation thereof. Within thirty (30) days after notice of such Rentable Square Footage, Tenant shall pay to Landlord or Landlord shall credit to Additional Rent next due from Tenant, as applicable, any underpayment owed or overpayment made, as applicable, by Tenant based upon the estimated Rentable Square Footage of such buildings, on account of Tenant's Proportionate Fraction for Complex of taxes and assessments and Tenant's Proportionate Fraction for Complex of the Annual Complex Maintenance and Operation Charge and the actual Rentable Square Footage of such buildings.

                                   ARTICLE III

                                  IMPROVEMENTS

3.1   INITIAL CONSTRUCTION.

      3.1.1 DEVELOPMENT OF PLANS. Landlord has developed and Tenant hereby approves the detailed base building description (the "Preliminary Design Concept") set forth or referenced in Exhibit B hereto for the Building and Premises describing in general terms the principal items of work and materials to be performed and supplied by Landlord. Attached hereto as Exhibit B-1 is a schedule (the "Progress Schedule") setting forth items and completion dates for various aspects of the development and construction of the Building. Landlord and Tenant agree to cooperate and use reasonable efforts to complete the items in the Progress Schedule by the respective completion dates so that the Substantial Completion Date occurs on or before the Scheduled Substantial Completion Date. In connection therewith, Landlord shall cause Landlord's Architect to prepare schematic architectural plans, structural and engineering plans, elevations and building sections, and site plans for the Building based upon the Preliminary Design Concept ("Schematic Design Documents"), which shall mean a conceptual design of the Base Building Improvements illustrating the scale and relationship of the components of the Base Building Improvements. The Schematic Design Documents shall show walkways and plazas for the Building and Lot, major landscape features, hardscaping, scale and relationship of other major components of the Building and Lot, pedestrian and vehicular (including service) access and flow through the Lot, lighting, survey information such as existing elevations, benchmarks and utilities, and any known construction limits. The Schematic Design Documents shall also include models, color renderings and outline specifications indicating all basic materials and systems of the proposed Base Building Improvements. The Schematic Design Documents and all subsequent Design Documents shall be prepared and distributed by Landlord's Architect in both hard copy and electronic format.

      During the development of the Schematic Design Documents, Landlord and Tenant shall meet with representatives of the CDD (as defined in Section 3.1.4 hereof) and their respective consultants to review and refine the design of the Building and the Lot. Thereafter, Landlord shall seek approval of the Schematic Design Documents by the Planning Board (as defined in Section 3.1.4 hereof), and Tenant shall cooperate with Landlord in connection therewith. If despite the good faith efforts of Landlord and Tenant the Planning Board rejects the design reflected in the Schematic Design Documents or insists upon major changes to the Schematic Design Documents which are unacceptable to Landlord due to anticipated material increases in the cost of Landlord's Work or a material delay in the commencement or completion of Landlord's Work and if as a result thereof Landlord is unable to obtain approval of the Schematic Design Documents by the Planning Board by the date set forth in the Progress Schedule, as the same may be changed by any Tenant Delay, Landlord may terminate this Lease upon thirty
(30) days prior written notice unless within such thirty-day period Tenant agrees to pay to Landlord the increases in the cost of Landlord's Work resulting from such changes and delays. If Tenant does not agree within such thirty-day period to pay to Landlord the increases in the cost of Landlord's Work resulting from such changes and delays and Planning Board approval of the Schematic Design Documents is not obtained by the end of such thirty-day period, this Lease shall thereupon terminate. Planning Board approval of the Schematic Design Documents shall be a Subsequent Approval (as defined in Section 3.1.4 hereof). Landlord and Tenant agree to cooperate in connection with any conditions imposed by the Planning Board in connection with the Planning Board's approval of the Schematic Design Documents, such as further review of the Design Documents by the CDD.

      At such time as the Schematic Design Documents have been approved by Landlord and by the Planning Board, Landlord shall cause Landlord's Architect to prepare further details and development of the Schematic Design Documents (the "Design Development Documents") for the Building and the Base Building Improvements, which shall mean plans, sections and elevations, typical construction details, and equipment layouts showing the scope, relationships, forms, size and appearance of the Base Building Improvements. Design Development Documents shall include architectural, mechanical and electrical drawings and details of the Building, exterior materials to be incorporated in the Building, walkways and other plaza areas on the Lot, a site and landscape plan for the Lot showing all site development and landscape detail for lighting, paving, landscaping, utilities, grading, drainage, access and service areas. The Design Development Documents shall also include outline specifications indicating all basic materials and mechanical and electrical systems of the proposed Base Building Improvements. As with the Schematic Development Documents, the Design Development Documents shall be prepared and distributed in both hard copy and electronic format.

      At such time as the Design Development Documents have been approved by Landlord, Landlord shall cause Landlord's Architect to prepare detailed construction drawings and specifications ("Final Design Documents") which shall set forth in detail the requirements for construction of Landlord's Work (including all architectural, mechanical, electrical and structural drawings and detailed specifications), shall be fully coordinated with one another and with field conditions as they exist on the Lot, and shall show all work necessary to complete Landlord's

Work, including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Base Building Improvements. The Final Design Documents shall be used for the construction of the Base Building Improvements and shall be based upon the Design Development Documents and other information which is relevant to the design and construction of the Base Building Improvements. The Final Design Documents shall be prepared and stamped by Landlord's Architect. The Preliminary Design Concept, the Schematic Design Documents and the Final Design Documents (collectively, the "Design Documents") shall not include any of Tenant's Work (as hereinafter defined). As used herein, the term "Base Building Improvements" shall mean the items of work and materials to be performed and supplied by Landlord in accordance with the Final Design Documents as affected by Change Orders (as such term is hereafter defined) and the term "Landlord's Work" shall mean the construction of the Base Building Improvements in accordance with the Final Design Documents as affected by Change Orders. Prior to the solicitation of bids by Landlord from general contractors for the performance of Landlord's Work, Tenant may submit the names of general contractors to be included on the list of such bidders, but Landlord shall retain the right to select Landlord's Contractor.

      The preliminary and final Schematic Design Documents, the preliminary and final Design Development Documents, and the Final Design Documents shall be submitted to both Landlord and Tenant for review and comment. In each instance Tenant shall have five business days to review each submission and to notify Landlord of any objections. Tenant may object to any new items shown on a submission which are not in compliance with (i) the Preliminary Design Concept with regard to the Schematic Design Documents, (ii) the Schematic Design Documents with regard to the Design Development Documents, or (iii) the Design Development Documents with regard to the Final Design Documents, specifying and detailing in each case such objections. To the extent that any such submission is consistent with prior submissions approved by Tenant, Tenant shall have no right to object thereto, but Tenant may nonetheless offer comments thereon, which comments Landlord agrees to consider if the implementation thereof will not increase the cost of Landlord's Work or delay the commencement or completion thereof, provided that if Tenant agrees to pay Landlord for increases in such cost of Landlord's Work and the cost of any such delays, Landlord agrees that Landlord will not unreasonably refuse to implement such comments. If Tenant objects to any such submission because such submission is inconsistent with the prior submission approved by Tenant, Landlord shall cause Landlord's Architect to modify such submission to respond to Tenant's objection and submit such modified submission to Tenant within five (5) business days after receipt of Tenant's objections for review by Tenant in the same manner as with regard to the prior submission. Landlord and Tenant agree to cooperate with one another diligently and in good faith to complete the review of all Design Document submissions and to resolve any objections of Tenant with respect to such submissions. Tenant's Architect, on behalf of Tenant, may participate in the review of all Design Document submissions and in the resolution of any objections of Tenant with respect to such submissions. Tenant acknowledges that a number of additional licenses, permits and approvals may be required in order for Landlord to commence and complete construction of the Base Building Improvements and Tenant agrees to cooperate with Landlord in obtaining the same.

      3.1.2 CHANGE ORDERS. As used herein, the term "Change Order" shall mean
(A) a written order from Landlord which Landlord determines is necessary to carry out the approved design and construction of the Base Building Improvements, whether due to any mistake or omission in, or clarification of, the Design Documents, or (B) a written order to Landlord from Tenant requesting or authorizing a Change in Landlord's Work or an adjustment of the Progress Schedule. If Tenant requests any change order for the Base Building Improvements, Landlord shall submit all such Change Orders with plans, specifications, pricing and a schedule of values if appropriate to Tenant for its review and approval. No Change Order for a change in the Base Building Improvements requested by Tenant shall be effective unless approved by Landlord's Representative and Tenant's Representative in writing, such approval not to be unreasonably withheld or delayed. Tenant shall pay an amount equal to all costs directly incurred by Landlord as a result of any Change Orders signed by Tenant and Landlord affecting Landlord's Work or the Base Building Improvements, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 10% of those costs exclusive of overhead and profit. Amounts due and payable on account of such Change Orders shall be paid within fifteen (15) days of billing therefor, and in all events by the Substantial Completion Date. If, however, Tenant has elected to have Landlord advance the Tenant Allowance, amounts due and payable by Tenant on account of such Change Orders may be applied to the extent of the unadvanced balance, if any, of the Tenant Allowance. After completion of the Base Building Improvements, Landlord shall deliver a set of as built plans for the Base Building Improvements to Tenant upon Landlord's receipt thereof. Landlord agrees to provide Tenant with copies of all Change Orders for the Base Building Improvements from Landlord. Tenant shall have five (5) business days after the receipt thereof to review and approve or disapprove of any such Change Orders. Tenant may disapprove a Change Order from Landlord only if such Change Order would materially and adversely affect Base Building Improvements. If Tenant does not notify Landlord of Tenant's disapproval within such five-business day period, Tenant shall be deemed to have approved such Change Order.

      3.1.3 ENVIRONMENTAL REMEDIATION.

      Landlord shall be responsible for undertaking and completing environmental remediation of the Lot ("Environmental Remediation") pursuant to an Environmental Agreement (the "Environmental Agreement") between Landlord and Tenant in the form of Exhibit F hereto. Landlord has delivered to Tenant the documents set forth on Exhibit F-1 hereto (the "Remediation Documents") and Landlord will provide Tenant with such additional information pertaining to Environmental Remediation and hazardous substances present on other portions of the Lot as Tenant reasonably may request, including correspondence with regulatory authorities and other governmental bodies with respect to the Environmental Remediation.

      3.1.4 DEVELOPMENT APPROVALS AND TITLE EXCEPTIONS.

      Reference is hereby made to (i) a Special Permit issued by the City of Cambridge Planning Board (the "Planning Board"), Case No. PB #141 filed April 7, 1999 (the "PUD Permit"), recorded with the Middlesex South District Registry of Deeds (the "Registry") in Book 31137, Page 89 as affected by a Settlement Agreement dated May 24, 1999 among Barbara Broussard, Mary DeFreitas, the East Cambridge Planning Team and Landlord (the "Settlement Agreement") (the PUD Permit and the Settlement Agreement are herein collectively referred to herein as the "PUD Approval"), (ii) PTDM Ordinance Final Decision issued April 20, 1999 by the Community Development Department ("CDD") of the City of Cambridge (the "PTDM Decision"), the Letter dated April 20, 1999 to Robert L. Green of Lyme Properties from Susanne

Rasmussen of the CDD (the "PTDM Letter") attached to the PTDM Decision, and Landlord's Parking Transportation Demand Management Plan dated April 9, 1999 (the "PTDM Plan") (the PTDM Decision, the PTDM Letter and PTDM Plan are collectively referred to herein as the "PTDM Approval"), (iii) a Certificate of the Secretary of Environmental Affairs on the Final Environmental Impact Report dated April 15, 1999 (the "MEPA Certificate"), (iv) an Order of Conditions issued July 12, 1999 by the City of Cambridge Conservation Commission (the "Order of Conditions") and (v) a Determination for Issuance of a Waterways License Amendment dated December 8, 1999, issued by the Executive Office of Environmental Affairs of the Commonwealth of Massachusetts (the "Chapter 91 Determination"), (collectively, the "Development Approvals"). Reference is also hereby made to Item Nos. 2 through 12, inclusive (the "Title Exceptions") set forth in Schedule B, Part 1 of Owner's Policy No. 136-00-336684 dated August 19, 1998, issued by Lawyer's Title Insurance Corporation (the "Title Policy"). Tenant acknowledges that Landlord has delivered to Tenant copies of the Development Approvals, the Title Exceptions and the Title Policy. This Lease, and the development, construction and operation of the Building, the Lot and the Complex, shall be subject to the Development Approvals, the license to be issued pursuant to the Chapter 91 Determination, the Title Exceptions and all other determinations, approvals, decisions and actions of governmental authorities having jurisdiction of the Complex hereafter issued pursuant to or contemplated by the Development Approvals and delivered to Tenant ("Subsequent Approvals"). Each of Landlord and Tenant, in the exercise of their respective rights and the performance of their respective obligations pursuant to this Lease, shall observe and comply with all requirements of the Development Approvals and Subsequent Approvals.

      Without limiting the generality of the foregoing, to the extent required for compliance with the PUD Permit and the PTDM Approval, as the same may be affected by Subsequent Approvals (but only for so long as the same remain in force and effect from time to time), Tenant shall comply with the following: (a) Tenant shall comply with the obligations of the PTDM Approval applicable to tenants, employers and/or employees in the Complex, (b) Tenant shall cooperate with Landlord in the implementation of the Additional Recommendations set forth in the PTDM Letter if the mode split goal of the PTDM Approval is not achieved,
(c) Tenant shall cooperate with Landlord and/or the Charles River Transportation Management Association or any other transportation management association of which Landlord is a member (a "TMA") in implementing the PTDM Approval and TMA programs (and Tenant is hereby encouraged to participate in all TMA programs),
(d) Tenant shall establish a guaranteed ride home program for Tenant's employees as provided in the PUD Approval and the PTDM Approval, as the same may be affected by Subsequent Approvals, (e) Tenant shall, either directly or through a program established by Landlord or a TMA for tenants of the Complex, complete surveys pursuant to Section III D of the PTDM Plan, (f) as required by the PUD Approval and PTDM Approval, as the same may be affected by Subsequent Approvals, Tenant shall contract with the MBTA and subsidize transit passes and commuter rail passes in an amount not less than 60% of the cost thereof or such higher percentage as Landlord may require if mode split commitments are not achieved,
(g) as provided in the PTDM Approval, as the same may be affected by Subsequent Approvals, Tenant shall cooperate with Landlord in connection with surveys concerning attitudes of employees and customers of Tenant in order to refine and develop transportation demand management programs, (h) Tenant shall provide Tenant's employees with information provided to Tenant by or on behalf of Landlord pursuant to the PTDM Plan, including information on the advantages and benefits of telecommuting, flexible time, compressed work week programs, the materials to be provided pursuant to Section VII A of the PTDM Plan and other programs recommended by the City of Cambridge, (i) as provided in the PTDM Approval, as the same may be affected by Subsequent Approvals, Tenant is hereby encouraged to use a commuter choice program which allows qualifying employees the option of receiving the cash value of a Tenant's Parking Space, (j) Tenant shall participate in and pay a reasonable share (which shall not be less than Tenant's Proportionate Fraction for Complex) of the cost of any TMA shuttle bus service serving the Complex, as contemplated by the PTDM Approvals, and (k) Tenant shall cooperate with Landlord with respect to all other aspects of the PTDM Approval.

3.2   PREPARATION OF PREMISES FOR PERFORMANCE OF TENANT'S WORK.

Landlord agrees to use reasonable efforts to have the Premises ready for the performance of Tenant's Work on or before the Scheduled Substantial Completion Date which shall, however, be extended for a period equal to that of (a) any delays due to Acts of God, or by labor disputes, fire, unusual delays in deliveries, unavoidable casualties or other causes beyond Landlord's reasonable control (collectively, "Force Majeure Events") and (b) any delays due to (i) any changes in any of the Design Documents (other than the Preliminary Design Concept or any objections of Tenant to a submission of Design Documents because of inconsistencies with the prior submission of Design Documents) requested by Tenant and approved by Landlord or any changes in the Base Building Improvements requested by Tenant and approved by Landlord, (ii) any act or neglect of Tenant, or of any employee, agent, or separate contractor of Tenant, (iii) the concurrent performance of the Base Building Improvements and Tenant's Work, (iv) Tenant's failure to respond to any request by Landlord for information or approval within five (5) business days of Landlord's request, or (v) any breach or default by Tenant in the performance of Tenant's obligations pursuant to this Lease, even if such breach or default is cured (collectively, "Tenant Delay"). The Premises shall be deemed ready for the performance of Tenant's Work on the Substantial Completion Date (as hereinafter defined). As used herein, the term "Substantial Completion Date" shall mean and refer to the date on which: (i) the Base Building Improvements are substantially complete as certified by Landlord's Architect and verified by Tenant's Architect, with the exception of minor items which can be fully completed by Landlord within thirty (30) days without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to perform Tenant's Work (collectively "Punch List Items"), (ii) if Tenant's Work has not then commenced, a Certificate of Occupancy from the City of Cambridge (or a Temporary Certificate of Occupancy with conditions which can be satisfied without material interference with the performance of Tenant's Work ) shall have been obtained,
(iii) the Premises is broom clean and free of debris except to the extent, if any, resulting from Tenant's Work, and (iv) all utilities required for the use of the Premises have been brought by Landlord to the Utility Switching Points (as defined in Section 4.2.3 hereof); provided, however, that if the Substantial Completion Date does not occur on or before the Scheduled Substantial Completion Date due to any Tenant Delay then the Base Building Improvements shall be deemed to be substantially completed, and the Substantial Completion Date shall be deemed to have occurred, on the date on which the Substantial Completion Date would have occurred taking into account any Force Majeure Events but without taking into account any Tenant Delay. If Landlord's Architect has certified that the Base Building Improvements are substantially complete but Tenant's Architect does not verify the same within five (5) business days thereafter, Landlord's Architect and Tenant's Architect shall immediately select a third independent architect who shall conclusively determine whether the Base Building Improvements are substantially complete. Landlord and Tenant shall share equally the costs of such third architect. Landlord's obligations under Sections 3.1 and
3.2 shall be deemed to have been performed on the Substantial Completion Date except for Punch List Items and items which do not conform with the requirements of Sections 3.1 and 3.2 and as to which Tenant or Tenant's Architect shall have given written notice to Landlord prior to such date. If Tenant or Tenant's Architect does not provide such written notice prior to the Substantial Completion Date, a certificate of substantial completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for Punch List Items and items stated in such certificate to be incomplete or not in conformity with such requirements.

      Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease upon notice given to Landlord on or before the date which is 180 days after the Scheduled Substantial Completion Date in the event that the Substantial Completion Date, as extended due to the occurrence of any Tenant Delay, has not occurred on or before the date which is 180 days after the Scheduled Substantial Completion Date, as so extended for Tenant Delay (as so determined, the "Outside Completion Date").

3.2.1. PERFORMANCE OF TENANT'S WORK.

      Except for the Base Building Improvements to be performed by Landlord in accordance with the Final Design Documents as affected by Change Orders, all of Tenant's initial interior improvements, fixtures, finishes, furnishings, furniture, telephones, movable equipment and signs visible from the exterior of the Building (collectively, "Tenant's Work"), shall be performed at the sole cost and expense of Tenant, provided however, that subject to this Section 3.2.1 Landlord shall advance up to the amount of the Tenant Allowance if Tenant elects to have Landlord advance the Tenant Allowance. Tenant's Representative shall serve as construction manager for Tenant's Work. Tenant's performance of Tenant's Work shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations during the performance of the Base Building Improvements and not to damage the Building or Lot or interfere with Building or Lot operations. All work described in Tenant's Work shall be performed by Landlord's Contractor (if Tenant enters into a contract with Landlord's Contractor for the initial Tenant's Work) or by a contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld ("Tenant's Contractor"). The performance of Tenant's Work in accordance with this Lease shall not be deemed to be a violation of the Permitted Uses of the Premises. Except as set forth in Sections 3.3 and 5.1.10 hereof and Exhibit E hereto, all Tenant's Work shall become a part of the Premises and upon termination of this Lease shall be considered to be the property of the Landlord.

      Tenant shall not effect any Tenant's Work (or any alterations or additions to the Premises after performance of Tenant's Work) that might (i) diminish the value of the Premises for laboratory/office use, or (ii) require any unusual expense to re-adapt the Premises for any laboratory/office use.

      Tenant's Work shall be performed in accordance with complete, consistent, final construction drawings and specifications ("Construction Documents") approved in advance by Landlord in writing, which approval shall not be unreasonably withheld. The Construction Documents shall be prepared and stamped by Tenant's Architect and approved by Landlord in writing. Landlord reserves the right to reject, in whole or in part, the Construction Documents which in its reasonable opinion fail to comply with the provisions of this Lease within fifteen (15) business days of its receipt thereof (the "Review Period"). The Review Period shall not commence unless and until Tenant delivers a complete set of Construction Documents. If Landlord shall disapprove the Construction Documents, it shall state specifically the reasons therefor, and Tenant shall promptly revise and resubmit the Construction Documents. If Landlord fails to respond to Tenant's request for approval of the Construction Documents within the Review Period then the Construction Documents shall be deemed approved.

      Tenant shall be solely responsible for the liabilities of and expenses of all architectural and engineering services relating to Tenant's Work and for the adequacy, accuracy, and completeness of the Construction Documents approved by Landlord unless Tenant elects that Landlord advance the Tenant Allowance (and if so elected, then only to the extent of the Tenant Allowance). The Construction Documents (i) shall set forth in detail the requirements for construction of the Tenant's Work (including all architectural, mechanical, electrical and structural drawings and detailed specifications), (ii) shall be fully coordinated with one another, with field conditions as they exist in the Premises and elsewhere in the Building and the Final Design Documents, and (iii) shall show all work necessary to complete the Tenant's Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Tenant agrees to hold Landlord harmless if any Tenant's Work described in the Construction Documents
(a) fails to comply with all applicable laws, regulations, building codes, and building design standards, (b) in any manner affects any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs or floor slabs), (c) in any respect is incompatible with the electrical and mechanical components and systems of the Building, (d) affects the exterior of the Building, (e) fails to conform to floor loading limits, and
(f) with respect to all materials, equipment and special designs, processes, or products, infringes on any patent or other proprietary rights of others. Landlord's approval or deemed approval of the Construction Documents and the performance of Tenant's Work pursuant to the Construction Documents shall not result in any liability of Landlord, except to the extent that Tenant elects to have Landlord advance the Tenant Allowance, and Landlord's approval of Construction Documents shall signify only Landlord's consent to Tenant's Work shown thereon and shall not result in any responsibility of Landlord concerning compliance of Tenant's Work with laws, regulations, or codes, coordination of any aspect of Tenant's Work with any other aspect of Tenant's Work, or the feasibility of constructing Tenant's Work without material damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

      After Tenant's Contractor has been approved, then the same may thereafter be used by Tenant until Landlord notifies Tenant that Tenant's Contractor is no longer approved due to Tenant's Contractor's failure to comply in any material respect with the requirements of the Construction Documents and/or this Lease. Tenant shall procure all necessary governmental permits, licenses and approvals before undertaking any Tenant's Work. Tenant shall perform all

Tenant's Work at Tenant's risk in compliance with all applicable laws, codes and regulations and in a good and workmanlike manner employing new materials of good quality. When any Tenant's Work is in progress, Tenant shall cause to be maintained (i) insurance as may be required by Landlord covering any additional hazards due to such Tenant Work, and (ii) a statutory lien bond pursuant to M.G.L. c.254, Section 12 or any successor statute (or such other protection of Landlord's interest in the Building and Lot against liens as Landlord may reasonably require), in each case for the benefit of Landlord. It shall be a condition of Landlord's approval of any Tenant's Work that certificates of such insurance and a lien bond in recordable form, both issued by responsible insurance companies qualified to do business in Massachusetts and reasonably approved by Landlord, shall have been deposited with Landlord, that Tenant has provided Tenant's certification of the insurable value of the work in question for casualty insurance purposes, and that all of the other conditions of the Lease have been satisfied. Tenant shall reimburse up to $10,000.00 for Landlord's reasonable costs of reviewing proposed Tenant's Work and inspecting installation of the same, provided however, that if Tenant elects to have Landlord advance the Tenant Allowance, such costs may be paid from the Tenant Allowance. At all times while performing Tenant's Work, Tenant shall require any Tenant's Contractor to comply with all applicable laws, regulations, permits and policies relating to such work. In performing Tenant's Work, each Tenant's Contractor shall comply with the Development Approvals, the Subsequent Approvals (in each case to the extent applicable), Landlord's requirements set forth in
Section 3.2.1, the first paragraph of Section 3.3, Section 5.1.5 and Section
5.2.3 hereof relating to the time and methods for such work, use of delivery elevators and other Building facilities and each Tenant's Contractor shall not interfere or disrupt Landlord's Contractor. Each Tenant's Contractor shall in all events work on the Premises without causing labor disharmony, coordination difficulties, or delay, and without impairing any guaranties, warranties or obligations of any contractors of Landlord. If any Tenant's Contractor uses any Building services or facilities, such Contractor, jointly and severally with Tenant, shall agree to reimburse Landlord for the cost thereof based on Landlord's schedule of charges established from time to time (and if no such charges have been established, then based on Landlord's reasonable charge established at the time). Each Tenant's Contractor shall, by entry into the Building, be deemed to have agreed to indemnify and hold Landlord harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by such person while in the Building, to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and Tenant's Contractor to be joint and several.

      Tenant shall pay on or prior to date when any such payment is due, either from its own funds or from the Tenant Allowance if Tenant elects to have Landlord advance the Tenant Allowance, the entire cost of all Tenant's Work so that the Premises shall always be free of liens for labor or materials. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Premises or the Building or any part thereof which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall promptly discharge the same by payment or filing any necessary bond within thirty (30) days after Tenant has notice (from any source) of such mechanic's lien. Landlord may, as a condition of its approval of any Tenant's Work, require Tenant to deposit with Landlord a bond, letter of credit or other similar security in the amount of Landlord's reasonable estimate of the value of such Work securing Tenant's obligations to make payments for such Work.

      Landlord shall permit Tenant and Tenant's Contractor access to the Premises prior to the Commencement Date for the performance of Tenant's Work if Tenant employs Landlord's Contractor or another contractor approved by Landlord for the performance of Tenant's Work and if the concurrent performance of the Base Building Improvements and Tenant's Work will not delay the Substantial Completion Date. Subject to the foregoing, Landlord shall cooperate with Tenant's Contractor in connection with Tenant's Work. Subject to Sections 7.1(h) and 10.6 hereof, Tenant shall, in any event, substantially complete all Tenant's Work required for the initial occupancy of (a) fifty percent (50%) of the Premises by Tenant within six (6) months after the Commencement Date, (b) seventy-five percent (75%) of the Premises within twenty-four (24) months after the Commencement Date, and (c) one hundred percent (100%) of the Premises within thirty-six (36) months after the Commencement Date.

      If Tenant elects to have Landlord advance the Tenant Allowance, Tenant shall provide Landlord with a budget and copies of all contracts entered into with respect to Tenant's Work and such other information as Landlord reasonably may request. The Tenant Allowance shall be advanced to Tenant by Landlord no more frequently than monthly against costs then incurred but unpaid by Tenant with respect to Tenant's Work. The Tenant Allowance shall be advanced to Tenant in the proportion which the Tenant Allowance bears to Tenant's budget, as the same may be updated, for Tenant's Work. Tenant shall make application to Landlord for an advance of the Tenant Allowance at least ten (10) business days prior to the date upon which an advance is to be made. Such application shall be on such form or forms as Landlord reasonably may require, and shall be accompanied by invoices, receipts, lien waivers and such other documents as Landlord reasonably may require.

3.3   GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

      All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all Development Approvals, Subsequent Approvals, applicable laws and all lawful ordinances, regulations and orders of any governmental authority or insurer of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects. Landlord shall not be responsible for any loss, damage, or injury resulting from the installation of any components, fixtures, or equipment provided they were appropriately specified and installed in accordance with the manufacturer's or supplier's instructions; provided, however, that Landlord shall assign any and all contractor's, manufacturer's and supplier's warranties with respect to all components, fixtures, or equipment, including, without limitation, Landlord's Contractor's warranty, to Tenant for the Term of this Lease, upon the expiration or sooner termination of which such warranties shall automatically revert to Landlord.

      After the performance of Tenant's Work, Tenant will not make any alterations or additions to the Premises without Landlord's approval, which approval shall not be unreasonably withheld or delayed provided that Landlord and Tenant shall agree in writing whether Tenant will be required to, permitted to or forbidden to, at Tenant's sole cost and expense, remove any such alteration or addition upon the expiration or termination of this Lease. Landlord's approval of any alteration or addition which is not a Minor Alteration (as defined below in this Section 3.3) shall be deemed to have been given if Landlord fails to notify Tenant of its objection thereto within fifteen (15) business days after Tenant's request for such approval. In circumstances in which Tenant desires the right to remove additions or alterations at the expiration or termination of this Lease, Landlord shall reasonably agree, and such agreement shall not be unreasonably withheld or delayed (and shall be deemed to have been given if Landlord fails to notify Tenant of its objection thereto within fifteen (15) business days after Tenant's request for such agreement), to permit such removal (i) where items installed by Tenant are in the nature of equipment, but are so affixed to Building that such items may be construed as fixtures or (ii) where additions or alterations of Tenant include specific items that after removal from the Building will have in the aggregate for each such alteration or addition a fair market value of $25,000.00 or greater. Tenant's rights to remove additions or alterations hereunder shall not apply to replacement of items included in Tenant's Work that are replaced due to the fact that such items have worn out or become substantially obsolete. In the event the Tenant is required to or permitted to remove any such alteration or addition, as a condition to Landlord's approval of such alteration or addition, Tenant shall agree in writing to readapt, repair and restore the Premises to the condition the same were in prior to such alteration or addition. After the performance of Tenant's Work, all changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

      Notwithstanding the foregoing, the parties hereby agree that for any non-structural alterations or additions to the Premises which do not involve modifications to the Building operating systems and for which the cost may be reasonably estimated to be less than $100,000 (each a "Minor Alteration"): (i) Landlord's prior written consent shall not be required unless such Minor Alteration requires a building permit from the City of Cambridge, in which case Landlord's reasonable consent shall be required, provided that such consent shall be deemed to have been given if Landlord fails to notify Tenant of its objection to such Minor Alteration within 2 days after Tenant's request for Landlord's consent with respect thereto, and (ii) upon the expiration or termination of this Lease, Tenant shall readapt, repair and restore the Premises to the condition the same were in prior to such Minor Alteration, regardless of whether Landlord's consent was required or obtained with respect thereto. Additionally, Tenant shall give prior written notice to Landlord of any Minor Alteration for which the cost may be reasonably estimated to be less than $100,000 but greater than $25,000 and regardless of whether Landlord's consent is required.

      The parties further agree that after the performance of Tenant's Work (a) any request for consent to any alteration or addition (including, without limitation, any Minor Alteration) shall be accompanied by drawings and specifications in reasonable detail given the size and scope of the proposed alteration or addition, and (b) Tenant shall furnish Landlord as-built drawings showing any and all alterations or additions (including, without limitation, any and all Minor Alterations) made by Tenant or any assignee, sublessee or licensee of Tenant within 30 days after completion of the same.

3.4   REPRESENTATIVES.

      Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Land-lord's Representative in the case of Landlord and Tenant's Representative in the case of Tenant or by any person hereafter designated in substitution or addition by notice to the party relying.

3.5   CORRECTION OF LANDLORD'S WORK.

      If within one year after the Substantial Completion Date (i) any item of Base Building Improvements does not conform with the Final Design Documents, as affected by Change Orders, or (ii) there is any defect in the Base Building Improvements caused by faulty workmanship performed on behalf of Landlord or materials installed on behalf of Landlord, Landlord, upon written notice thereof from Tenant prior to the expiration of such one-year period, shall forthwith cause the contractor(s) who or which performed such work to correct such nonconformity or defect without cost or expense to Tenant. Nothing set forth in this Section shall affect or impair any warranties specified in Section 3.3 hereof or any right of Tenant to pursue any action, right or remedy otherwise available to Tenant due to a breach by Landlord of its obligations pursuant to this Lease.

                                   ARTICLE IV

                                      RENT

4.1   FIXED RENT.

      (a) Monthly Installments; Definitions. Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay Fixed Rent (as hereinafter defined) for the Premises to Landlord by wire transfer as Landlord may from time to time direct in writing, without any offset or reduction whatsoever (except as may be made in accordance with the express provisions of this Lease), or in the absence of wire transfer instructions from Landlord, at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, in the amount of (x) the Annual Fixed Rent Rate set forth in Article I multiplied by (y) the Rentable Square Footage of Premises, and subject to adjustment as set forth in Sections 4.1(b) 10.11 and
10.12 hereof (collectively "Fixed Rent" or "Annual Fixed Rent"), in equal installments equal to 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

      (b) Adjustment for CPI. On the fifth anniversary of the Rent Commencement Date , on the tenth anniversary of the Rent Commencement Date, and on the fifth anniversary of the commencement of each Extension Period (as such term is defined in Section 10.12 hereof) (each an "Adjustment Date") the Annual Fixed Rent Rate shall be increased by multiplying said rate by the lesser of (i) a fraction, the numerator of which shall be the Price Index (as hereinafter defined) most recently published prior to the Adjustment Date, and the denominator of which shall be the Base Price Index (as hereinafter defined), or
(ii) one hundred four percent (104%) per year, compounded annually over the then prior five (5) years of the Term of this Lease. As used herein, the term "Price Index" shall mean and refer to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston, Massachusetts area, All Items (1982-84=100)" published by the Bureau of Labor Statistics of the United States Department of

Labor or successor or substitute index appropriately adjusted, and the term "Base Price Index" shall mean and refer to the Price Index most recently established prior to (a) the Commencement Date or (b) with respect to any Extension Period, the commencement date of such Extension Period, as applicable. In the event the Price Index (or a successor or substitute index) shall not be published for the City of Boston, or for the months indicated above, the corresponding index for the United States City Average (and if this is not available, a reliable governmental or other nonpartisan publication evaluating similar or equivalent information as used in the Price Index) shall be used. In the event the Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or numbers of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Lease not been changed.

4.2   ADDITIONAL RENT.

      As used herein, the term "Additional Rent" shall mean all rent, charges and other sums, other than Fixed Rent, due Landlord pursuant to this Lease. All regularly recurring items of Additional Rent, such as the Annual Maintenance Charge, shall be paid by Tenant to Landlord by wire transfer as Landlord may from time to time direct in writing, or in the absence of wire transfer instructions from Landlord, at the Original Address of Landlord. Nonrecurring items of Additional Rent shall be paid by Tenant to Landlord by check or wire transfer as Tenant may from time to time elect. In order that the Fixed Rent shall be absolutely net to Landlord, commencing on the Commencement Date, Tenant covenants and agrees to pay, as Additional Rent, without any offset or reduction whatsoever except as expressly set forth in this Lease, taxes, municipal or state betterment assessments, insurance costs, utility charges and the Annual Maintenance Charge with respect to the Premises as provided in this Section 4.2 as follows:

      As used herein, the term "Estimated Annual Additional Rent" shall mean and refer to Landlord's estimate of the total amount of Additional Rent which may be due from Tenant for any particular Lease Year with respect to the Building, Lot and Complex. Landlord shall furnish Tenant with a statement within sixty (60) days after the commencement of each Lease Year setting forth the amount of Landlord's Estimated Annual Additional Rent for such Lease Year. Landlord's good faith estimate of the Estimated Annual Additional Rent for the first "fiscal year" (as such term is defined in Section 4.2.4 hereof) of the Term is set forth in Section 1.1 as the "Initial Estimated Annual Additional Rent for Premises" and "Initial Estimated Annual Additional Rent for Complex".

      4.2.1 REAL ESTATE TAXES. Tenant shall pay directly to the Landlord: (i) Tenant's Proportionate Fraction for Building and Tenant's Proportionate Fraction for Complex, respectively, of all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time during the Term hereof, imposed or levied upon or assessed against the Premises, the Building, the Lot or the Complex, and
(ii) the full amount of any tax or assessment imposed or levied upon or against
(A) any Fixed Rent, Additional Rent or other sum payable hereunder, (B) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (C) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any

Fixed Rent, Additional Rent or other sum payable hereunder; and (D) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises (and Tenant's Proportionate Fraction for Building and Tenant's Proportionate Fraction for Complex, respectively, of any such taxes if they are levied, assessed or payable on account of the acquisition, leasing or use of the entire Building, Lot or the Complex) which may become a lien on the Building, the Lot, the Premises or the Complex (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant not more than twenty (20) days after receipt of an invoice therefor. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within twenty 20 days after receipt of an invoice therefor, Tenant's Proportionate Fraction for Building and Tenant's Proportionate Fraction for Complex, as applicable, of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. At Landlord's option, Tenant shall pay taxes and assessments in accordance with Section 4.2.5 hereof. Subject to Tenant's payment to Landlord of taxes and assessments as and when required by this
Section 4.2.1, Landlord agrees to pay such tax and assessments to the proper authorities prior to delinquency and to provide Tenant with evidence of such payment upon request therefor. Anything herein to the contrary notwithstanding,
(i) until the Lot is a separately assessed parcel, Landlord shall make a reasonable allocation of any taxes and assessments between the Lot and the Building and the Complex of which the Lot is a part, (ii) taxes and assessments for the Building and Lot shall not include any taxes and assessments for other portions of the Complex and (iii) taxes and assessments for the Complex shall not include taxes and assessments for the Building or Lot.

      Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, or any taxes or assessments with respect to the Garage and other buildings leased or available for lease (and the parcels of land upon which such buildings are situated), other than the Building, the Lot and any building or portion of a building in the Complex which is not designed and available for lease to third parties (and the parcel(s) of land on which the same may be located) in the Complex ("Excluded Taxes"), estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building, the Lot, or the Complex or all of them, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), Tenant's Proportionate Fraction for Building and Tenant's Proportionate Fraction for Complex, respectively, of Substitute Taxes shall be payable by Tenant; provided, however, that (i) Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and Lot and buildings not available for lease (and the parcel(s) of land on which the same may be located) were the only property of Landlord, and (ii) only that portion of the Substitute Taxes in excess of the Excluded Taxes shall be payable by Tenant. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Building and Lot.

      In the event that Tenant requests that Landlord apply for any abatement of, or otherwise contest, any tax or assessment, Landlord shall file such abatement or otherwise contest such tax or assessment and shall diligently pursue the same to completion, provided that (i) Landlord receives notice of such request from Tenant be made under applicable law, and (ii) the expenses of such proceedings, including, without limitation, any penalties, interest, late fees or charges, and attorneys' fees incurred as a result thereof, shall be included in the Annual Maintenance Charge of the then current fiscal year.

      4.2.2 INSURANCE.

            4.2.2.1 INSURANCE TAKEN OUT BY TENANT.

                    Tenant shall take out and maintain throughout the Term the following insurance:

                    (a) Comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or adjoining walks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents,
(ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance;

                    (b) Worker's compensation insurance with statutory limits covering all of the Tenant's employees working on the Premises; and

                    (c) All risk, fire and casualty insurance on a 100% replacement cost basis covering all Tenant's Work.

            4.2.2.2 INSURANCE TAKEN OUT BY LANDLORD.

                    Landlord shall take out and maintain throughout the Term the following insurance:

                    (a) Comprehensive liability insurance for the Building, the Lot and the Complex of the same nature and type as described in Section 4.2.2.1(a) of this Lease, and with the same policy limits or such higher policy limits as Landlord may reasonably determine; and

                    (b) All risk, fire and casualty insurance on a 100% replacement cost basis, together with rental loss coverage and, if the Building is located in a flood zone, flood coverage to the extent the same is available, insuring the Building and its rental value and Complex Common Areas; and

                    (c) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as are customary and commercially reasonable for buildings in the Cambridge, Massachusetts area which are of like kind and quality to the Building and have laboratory uses, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, insurance company or other lending institution holding a first mortgage on the Building, the Lot or the Complex.

                    Landlord shall have no obligation to insure Tenant's personal property or chattels, including without limitation, Tenant's trade fixtures.

            4.2.2.3 TENANT REIMBURSEMENT OF INSURANCE TAKEN OUT BY LANDLORD.

                    Tenant shall from time to time reimburse Landlord within thirty days of Landlord's invoice for Tenant's Proportionate Fraction for Building and Tenant's Proportionate Fraction for Complex of Landlord's costs incurred in providing the insurance provided pursuant to Section 4.2.2.2 of this Lease for the Building, Lot and Complex Common Areas, which will be equitably allocated by Landlord in the case of blanket policies to reflect the insurance coverage reasonably attributable to the Premises, the Building, the Lot, other buildings in the Complex, and Complex Common Areas and provided further that Tenant shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance which is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including without limitation, any risks or hazards associated with the generation, storage and disposal of medical waste. At Landlord's option, Tenant shall reimburse Landlord for insurance costs in accordance with Section 4.2.5 hereof.

            4.2.2.4 CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE POLICIES.

                    Policies for insurance provided for under the provisions of Sections 4.2.2.2(b) and 4.2.2.2(c) shall, in case of loss, be first payable to the holders of any mortgages on the Building, the Lot or the Complex under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord may elect. All policies for insurance required to be obtained by either party under the provisions of Section 4.2.2 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Each party agrees to furnish the other with certificates of all such insurance which such party is obligated to obtain pursuant to Section
4.2.2 prior to the beginning of the Term hereof and with renewal certificates at least 30 days prior to the expiration of the policy they renew. In addition, Tenant agrees to furnish Landlord with any policies of insurance which Tenant is obligated to obtain hereunder, including any renewal policies, upon request of any of Landlord's mortgagees (provided that Tenant may redact from such policies any Confidential Information, as defined in Section 10.15 hereof). Each such policy required to be maintained by Tenant shall name Landlord and Landlord's Managing Agent as additional insureds and shall be noncancellable with respect to the interest of Landlord, Landlord's Managing Agent and such mortgagees without at least 30 days' prior written notice thereto.

            4.2.2.5 WAIVER OF SUBROGATION.

                    All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.5 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises under the provisions of this
Section 4.2.2 any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

      4.2.3 UTILITIES.

          Landlord and Tenant agree that the Design Documents shall include separate metering or submetering of all Utility Services (as hereinafter defined) for the Premises and the Retail Space. Accordingly, to the extent such Utility Services are separately metered or submetered, Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, steam, telephone and other utilities or services (singularly "Utility Service" and collectively, "Utility Services") used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. If Tenant is not charged directly by the respective utility for any of such Utility Services, Tenant shall from time to time, within 20 days of receipt of Landlord's invoice therefor, pay to Landlord Tenant's Proportionate Fraction of the total of such charges for the Building, Lot or Complex provided that, at Landlord's option, all such charges shall be payable by Tenant in accordance with Section 4.2.5. It is understood and agreed that (i)

Landlord shall be responsible for bringing Utility Services to a common switching point(s) at the Building, which, in the case of electricity shall mean the switch gear and not the transformer (collectively, the "Utility Switching Points") as shown on the Final Design Documents at Landlord's cost and expense;
(ii) Tenant shall pay for any and all costs to connect such Utility Services from such Utility Switching Points to the Premises; (iii) Landlord shall be under no obligation to furnish any Utility Services to the Premises (beyond the foregoing responsibility to bring such Utility Services to the Utility Switching Points and as may be shown on the Final Design Documents; and (iv) subject to
Section 3.2 hereof, Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises; provided, however, that in the event such loss or failure is due to Landlord's negligence or willful misconduct, Landlord shall be responsible for restoring the supply of such Utility Services to the Premises but otherwise shall have no liability to Tenant. Subject to the foregoing, Landlord agrees that heating, ventilating and air conditioning service and all other Utility Services serving the Premises shall be available to Tenant twenty-four (24) hours per day, seven (7) days per week.

          To the extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to contract for or purchase one or more Utility Services from any company or third party, including without limitation, electricity, steam, chilled water and natural gas (collectively "Utilities") providing Utilities (the "Utility Service Provider" or "Utility Service Providers"), which contracts or purchases, in Landlord's reasonable opinion, are likely to result in a reduction in costs for Utility Services to the occupants of the Building or of the Complex taken as a whole. Tenant, at no cost to Tenant, agrees to reasonably cooperate with Landlord and the Utility Service Providers and at all times and, as reasonably necessary, and on reasonable advance notice, shall allow Landlord and the Utility Service Providers reasonable access to any utility lines, equipment, feeders, risers, fixtures, wiring and any other such machinery or personal property within the Premises and associated with the delivery of Utility Services. Tenant may, but shall not be required to, purchase Utilities from respective Utility Service Providers.

      4.2.4 COMMON AREA MAINTENANCE AND EXPENSES.

          Landlord shall maintain the Building Common Areas and Complex Common Areas in the same quality and condition as other comparable buildings in Cambridge, including without limitation, keeping the Building Common Areas and the Complex Common Areas clean and free of debris, keeping the sidewalks, driveways and parking areas reasonably clear of snow and ice, maintaining the exterior landscaping, lighting, parking areas and sidewalks of the Lot and Complex, maintaining passenger and freight elevator service, providing Utility Services to the Premises (if any of such Utility Services are not separately metered or submetered), Building Common Areas and Complex Common Areas, including hot water for lavatory purposes and cold water (at temperatures supplied by the provider thereof) for drinking, lavatory and toilet purposes, and providing security services for the Building, Lot and Complex to a standard comparable to security services provided at other comparable buildings in Cambridge. Tenant shall provide cleaning and janitorial services for the Premises, shall maintain the interior of the Premises, including the mechanical, electrical and plumbing systems of the Premises in good order, repair and condition (provided that if Tenant shall fail to effect such repairs or maintenance or Tenant shall elect to have Landlord perform such repairs or maintenance,

Landlord may or shall, as applicable, effect such repairs or maintenance and charge the entire cost thereof to Tenant as Additional Rent) and may maintain security services for the Premises. Notwithstanding the foregoing, it is expressly understood and agreed that Landlord shall have no liability or responsibility for the storage, containment or disposal of any hazardous or medical waste generated, stored or contained by Tenant, Tenant hereby agreeing to store, contain and dispose of any and all such hazardous or medical waste at Tenant's sole cost and expense in accordance with the provisions of Article V hereof.

          Tenant shall pay to Landlord as Additional Rent the Annual Maintenance Charge computed and payable as follows:

            (1) The Annual Maintenance Charge shall be equal to the sum of the "Annual Building Maintenance and Operation Charge", the "Annual Complex Maintenance and Operation Charge" and the "Nonstandard Charge" as hereinafter defined.

                    (a) The "Annual Building Maintenance and Operation Charge"
            shall be equal to Tenant's Proportionate Fraction for Building on account of all costs incurred by Landlord during the then current fiscal year in operating the Building and Lot and providing maintenance, including without limitation maintenance, operation and repair of the Lot and the Building and all heating, plumbing, electrical, air conditioning and mechanical fixtures and equipment serving Building Common Areas, Utility Services for Building Common Areas, maintenance of Lot and Building signage, elevators, landscaping, snow removal, trash dumpster rental, trash removal, management fees (which management fees shall not exceed those commercially reasonable for buildings in first-class, mixed use projects in Cambridge and which are used for purposes similar to the use of the Building and which management fees may be based upon a percentage of rent payable by tenants of the Building), amortization of equipment to the extent used for Building or Lot operation and maintenance, and all costs incurred by Landlord in order for Landlord to comply with the Development Approvals and Subsequent Approvals and which are recurring or properly categorized as operating or maintenance costs ("Impositions") and equitably attributable or allocated to the Building or Lot.

                    (b) The "Annual Complex Maintenance and Operation Charge"
            shall be equal to Tenant's Proportionate Fraction for Complex on account of all costs incurred by Landlord during the then current fiscal year in operating the Complex Common Areas and providing Complex Common Areas maintenance, including without limitation, maintenance, operation and repair of all heating, plumbing, electrical, air conditioning and mechanical fixtures and equipment serving Complex Common Areas, Utility Services for Complex Common Areas, maintenance of Complex Common Area signage, elevators, landscaping, snow removal, trash dumpster rental, trash removal, management fees (which management fees shall not exceed those commercially reasonable for buildings in Cambridge and which are used for purposes similar to the use of the Building and which management fees may be based upon a percentage of rent payable by tenants of the Complex), amortization of equipment to the extent used for Complex Common Areas operation and maintenance and all Impositions equitably attributable to or allocated to the Complex.

                    (c) Anything herein to the contrary notwithstanding, (i) the
            Annual Maintenance Charge shall not include (1) leasing and sales commissions for the Building or any portion thereof or any other building in the Complex, (2) fees paid in connection with any tenant improvement costs for the Building or any other building in the Complex, (3) such other fees and commissions paid in connection with the leasing, re-leasing, extension or renewal of leases for the Building or any other building in the Complex, (4) costs incurred with respect to the operation and maintenance of any other building in the Complex which is leased or available for lease, any rentable space therein or any common areas or facilities in such buildings (except to the extent that Landlord maintains a management office therein or in the Building, in which event Tenant shall pay Tenant's Proportionate Fraction for Complex of the fair market rental value thereof as equitably determined by Landlord), (5) any cost or expense attributable to the underground garage(s) within the Complex, including but not limited to the Garage, (6) costs and expenses which are properly attributable to a particular building (other than the Building) or a particular tenant thereof, (7) third party management fees for the Building and Complex included in the Annual Maintenance Charge to the extent such fees exceed market rate fees, (8) any management or supervisory fee of Landlord if a third party is managing the Building or Complex (but if Landlord is self-managing the Building or Complex, Landlord shall be entitled to reimbursement of its reasonable costs for managing the Building and Complex provided that in no event may Landlord's costs and fees for self-managing the Building or Complex exceed the costs and fees that a market-rate third party management company would charge for providing comparable services), (9) in the event that any capital repair, improvement or replacement to the Building Common Areas or the Complex Common Areas made by Landlord has a useful life of over one year (as determined in accordance with generally accepted accounting practices consistently applied), then only the amortized cost of such repair, improvement or replacement over said useful life shall be included in the Annual Building Maintenance and Operation Charge or Annual Complex Maintenance and Operation Charge, as applicable, provided that replacement of a capital item shall be of substantially the same quality and/or usefulness as the capital item being replaced or shall be expected to reduce the Annual Maintenance Charge or otherwise provide some other economic benefit to the operation of the Premises, Building, Lot or Complex, as applicable, such as conserving energy or environmental resources, or if such capital item is required by any law enacted after the date hereof, (10) wages, salaries, or other compensation or benefits paid to any persons above the grade of Building manager and Complex manager (or equivalent position), (11) debt service, (12) capital expenditures (except to the extent expressly permitted under this Section), (13) depreciation and amortization (except to the extent expressly permitted under this Section), (14) legal and accounting fees relating to (A) disputes with occupants of the Building or Complex, or (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees, (15) any rent under any ground or underlying lease, (16) any fines or penalties incurred due to violations of law by Landlord or any tenant or other occupant of the Building or Complex, (17) any amount incurred to any entity affiliated with Landlord to the extent the same exceeds the amount which would have been incurred on an arm's length basis in the absence of such affiliation, (18) any interest, fines or penalties incurred or resulting from late payment by Landlord of any operating expense, (19) costs incurred in connection with the Environmental Remediation, (20) any amounts incurred for repairs or other work occasioned by fire, windstorm or other casualty to the extent Landlord is reimbursed by insurance or would have been reimbursed by insurance had Landlord maintained the insurance it is required to maintain under this Lease, (21) costs incurred in connection with the permitting, financing, refinancing, purchase or sale, or construction of the Building and Complex, and (22) any so-called asset management fees, (ii) the Annual Building Maintenance and Operation Charge shall not include any cost properly included in the Annual Complex Maintenance and Operation Charge or properly included in the Nonstandard Charge, (iii) the Annual Complex Maintenance and Operation Charge shall not include any cost properly included in the Annual Building Maintenance and Operation Charge or properly included in the Nonstandard Charge, and (iv) the Nonstandard Charge shall not include any cost properly included in the Annual Building Maintenance and Operation Charge or the Annual Complex Maintenance and Operation Charge.

                    (d) Notwithstanding anything herein to the contrary, if
            Landlord furnishes or makes available any service, utility or facility to less than all of the tenants of the Building or Complex, as applicable, Landlord shall allocate all costs incurred by Landlord on account of such services, utilities or facilities to the tenants of the Building or Complex, as applicable, to whom or to which such services, utilities or facilities are furnished or made available (all such costs being herein referred to as the "Nonstandard Costs"). The "Nonstandard Charge" shall be equal to Tenant's share of Nonstandard Costs equitably allocated to Tenant by Landlord. By way of example, if Landlord furnishes Garage Security Services, trash services and/or cleaning services to laboratory tenants of the Building, but not to other tenants, Landlord shall allocate the cost thereof to laboratory tenants and Tenant shall pay Tenant's share thereof as equitably allocated by Landlord. In no event shall any cost incurred by

            Landlord and payable by Tenant for insurance, Utility Services for the Premises which are separately metered or submetered, and taxes and assessments be included in the Annual Maintenance Charge payable by Tenant.

          Attached hereto as Exhibit B-2 is a list (without estimated or actual amounts) of the Annual Maintenance Charge categories for Building Common Areas and Complex Common Areas, insurance, Mitigation Expenses and taxes and assessments. Landlord shall have the right to reasonably modify such list from time to time. Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term. At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Maintenance Charge (the "Estimated Annual Maintenance Charge") for the said fiscal year which estimate may include a reasonable contingency of up to 5%, and Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Maintenance Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Maintenance Charge by notice to Tenant once annually on or about July 1 of each Lease Year (the "Additional Rent Adjustment Date"), and Tenant's payments shall thereupon be adjusted accordingly. Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Maintenance Charges for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date. Tenant shall have the right for a period of one (1) year following its receipt of Landlord's Statement to examine Landlord's books and records concerning the Annual Maintenance Charge. Such examination may be made only by an independent certified public accounting firm or a full service real estate firm approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord may withhold its approval of any examiner of Tenant who or which is being paid by Tenant, in whole or in part, on a contingent fee basis. As a condition to performing any such examination, Tenant and its examiner shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord, the Building or the Complex in connection with such examination. If the Annual Maintenance Charge due was less than the Annual Maintenance Charge paid by Tenant, Landlord shall either promptly refund to Tenant the difference or credit same against rent next due from Tenant. If the Annual Maintenance Charge due was less than ninety-five percent (95%) of the Annual Maintenance Charge paid by Tenant, Landlord shall reimburse Tenant for the reasonable third-party costs of reviewing Landlord's books and records.

          For purposes of this Lease, the first "fiscal year" shall be the annual period commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs; subsequently, the term "fiscal year,, shall mean each consecutive annual period thereafter, commencing on the day following the end of the preceding fiscal year. Landlord shall have the right from time to time to change the periods of accounting under this Section
4.2.4 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All of Landlord's Statements shall be prepared on an accrual basis of accounting.

          Notwithstanding any other provision of this Section 4.2.4, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.4 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term. Landlord shall thereafter prepare a Landlord's Statement showing the actual Annual Maintenance Charge for such fiscal year, as hereinabove provided, and an appropriate payment or refund shall thereafter promptly be made upon submission of such Landlord's Statement to Tenant.

      4.2.5 PAYMENTS ON ACCOUNT OF TAXES, INSURANCE AND UTILITIES.

      Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge (as hereinafter defined) monthly in advance on the first day of each calendar month during the Term, which payments shall initially be in the amount of the sum of the Initial Tax Charge, the Initial Insurance Charge and the Initial Utility Charge (the "Estimated Initial Tax, Insurance and Utility Charges"). At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Tax, Insurance and Utility Charge ("the Estimated Annual Tax, Insurance and Utility Charge") for said fiscal year, and, in lieu of payments of one twelfth of the Estimated Initial Tax, Insurance and Utility Charge, Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Tax, Insurance and Utility Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Tax, Insurance and Utility Charge by notice to Tenant once annually on the Additional Rent Adjustment Date (as defined in Section 4.2.4 hereof), and Tenant's payments shall thereupon be adjusted accordingly.

      Not later than ninety (90) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Tax, Insurance and Utility Charge for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date. As used herein, the term "Annual Tax, Insurance and Utility Charge" shall mean and refer to the amount of funds paid by Tenant pursuant to Section 4.2.1, 4.2.2 and 4.2.3 for the fiscal year in question for costs actually incurred by Landlord (without any mark-up for Landlord's overhead or profit). All payments under this Section shall to the extent thereof relieve Tenant of its obligations under said Sections 4.2.1, 4.2.2 and 4.2.3 hereof.

      Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2.5 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's annual statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of such a statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental statement, and an appropriate adjustment shall be made according thereto. All of landlord's statements under this Section shall be prepared on an accrual basis of accounting.

      Notwithstanding any other provision of this Section 4.2.5, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.5 shall be made on the basis of Landlord's best estimate of the items otherwise includable in the annual statement rendered by Landlord under this Section and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's statement.

4.3   LATE PAYMENT OF RENT.

      If any installment of rent is paid after the date the same was due, it shall bear interest from the due date at the higher of (i) the annual rate of interest payable by Landlord to its mortgagee(s) or (ii) the prime commercial rate of Fleet National Bank or its successor(s), as it may be adjusted from time to time, plus, in either case, 4% per annum, but in no event more than the highest rate of interest allowed by applicable law. Any amounts due under this
Section 4.3 shall be Additional Rent. The foregoing provisions of this Section
4.3 shall not apply to the first two installments of rent paid after the date the same were due during each twelve consecutive month period during the Term.

                                    ARTICLE V

                          TENANT'S ADDITIONAL COVENANTS

5.1   AFFIRMATIVE COVENANTS.

      Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

      5.1.1 PERFORM OBLIGATIONS.

      To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

      5.1.2 OCCUPANCY AND USE.

      Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense.

      Without limitation, Tenant shall strictly comply with all federal, state, and municipal laws, ordinances, and regulations governing, and all Development Approvals, Subsequent Approvals and Title Exceptions applicable to, Tenant's particular use or manner of use of the Premises, and the generation, storage, containment and disposal of medical or hazardous waste. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits which Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits which Tenant possesses or has obtained with respect to the Premises. Tenant shall be entitled to redact any Confidential Information from the copies of such permits and accompanying certificates of Tenant. Tenant shall promptly give notice to Landlord of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, acceptable to Landlord to protect Landlord, the Building and the Lot from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, and (v) Tenant shall certify to Landlord's satisfaction that Tenant's decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Lot, or any other person or entity. Landlord agrees that any Confidential Information gained or obtained by Landlord pursuant to this Section 5.1.2 shall be kept confidential in accordance with Section 10.15 hereof.

      5.1.3 REPAIR AND MAINTENANCE.

            Except as otherwise provided in Article VI, to keep the Premises including, without limitation, all fixtures and equipment now or hereafter on the Premises, or exclusively serving the Premises, but excluding the exterior (exclusive of glass and doors) and structural elements of the Building and the Building Common Areas and Complex Common Areas, which Landlord shall maintain and repair unless such repairs are required because of Tenant's willful misconduct or negligence, in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted; to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall be responsible for heating and air-conditioning systems serving the Premises to the extent that such systems are not a part of Base Building Improvements, and Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular maintenance of the heating and air-conditioning systems serving the Premises to the extent that such systems are not a part of Base Building Improvements, and copies of such contracts shall be furnished to Landlord. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair.

      5.1.4 COMPLIANCE WITH LAW.

            To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority other than major capital repairs, alterations, additions or replacements to the foundations and structural elements of the Building which are not required because of Tenant's failure to comply with the provisions of
Section 5.1.3 hereof; to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

            Tenant shall not use, generate, manufacture, produce, handle, store, release, discharge or dispose of in, on, under or about the Premises or transport to or from the Premises, or allow its employees, agents, contractors, invitees or any other person or entity to do so, any oil, hazardous or toxic materials or hazardous or toxic wastes or medical waste (collectively, "hazardous materials") except to the extent that the following conditions regarding the use, generation, manufacture, production, handling, storing, releasing, discharging, disposal or transport (individually or collectively, the "Use") of hazardous materials shall be satisfied: (i) the Use shall be directly related to the operation of Tenant's business as permitted herein, (ii) Tenant shall first provide Landlord with the list of the types and quantities of such proposed hazardous materials which Tenant is required to furnish to the applicable governmental authorities for purposes of compliance with the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.) (the "RCRA List") (or, in the event that the RCRA List ceases to be required to be filed under such law, a list containing the same information required to be listed on the RCRA List as of the date hereof), and shall update such list as necessary for continuing accuracy, and such other information reasonably satisfactory to Landlord as Landlord may reasonably require concerning such Use, and (iii) such Use shall be in strict compliance (at

Tenant's expense) with all applicable laws, regulations, licenses and permits. Landlord hereby covenants and agrees that the information contained in any list, or update thereof, referred to in the foregoing clause (ii) shall be kept confidential in accordance with Section 10.15 hereof. Notwithstanding the foregoing, Tenant hereby agrees to consult and coordinate with Landlord prior to transporting any hazardous materials to or from the Premises whenever (i) such transportation is not of the kind regularly made during the ordinary course of business by a person or entity operating a laboratory facility for the Permitted Uses or (ii) Tenant has reason to believe that such transportation may result in a public demonstration, protest or other similar disturbance at the Building, the Lot or the Complex. If the transportation, generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials anywhere on the Premises or in the Complex in connection with the Tenant's use of the Premises results in (1) contamination of the soil, surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

            Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation and approval by Landlord, to clean up the contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend (with counsel acceptable to Landlord) and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

            Tenant shall promptly notify Landlord upon Tenant's receipt of any inquiry, notice, or threat to give notice by any government authority or any other third party with respect to any hazardous materials. Notwithstanding the foregoing, Tenant shall not be liable to Landlord hereunder for any contamination, claim of contamination, loss or damage arising in connection with hazardous materials to the extent the same is the result of (A) hazardous materials existing in the Building and the Lot prior to Tenant's use or occupancy of the Premises, (B) migration of hazardous materials from any site onto the Lot not caused by Tenant, (C) the generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials at the Building or the Lot by Landlord, any other tenant or occupant, or any so-called "mid-night dumpers" or (D) the Use (as defined above in this Section) by any party other than Tenant of hazardous materials at the Building or the Lot after the date upon which Tenant has completely vacated the same, including removal of all of its property (to the extent permitted herein) and hazardous materials. Tenant's indemnification obligations under this Section shall survive the expiration or earlier termination of this Lease.

            Prior to vacating the Premises at the expiration of the Term hereof, Tenant at its sole cost and expense shall provide Landlord with an environmental audit by a qualified environmental engineering firm satisfactory to Landlord, which audit shall include reasonable subsurface testing if requested by Landlord. The aforesaid environmental audit shall affirmatively certify that the Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, medical waste, bacteriological agents or organisms which would render the Premises in violation of M.G.L. c. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9602 et seq., or any other applicable laws, rules, regulations or orders, as they may be amended or supplemented by administrative regulations, from time to time. Nothing herein contained shall be construed to limit or impair Tenant's obligation to comply with any law, code, rule or regulation which requires Tenant to notify any governmental authority or any other person concerning the Use (as defined above in this Section) of hazardous materials by Tenant at the Premises.

            Tenant agrees that, with respect to the Premises, it shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C.
Section 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements"), except to the extent that the Base Building Improvements are subject to ADA Requirements, in which event Landlord shall be responsible for compliance of the Base Building Improvements therewith. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than its pro rata share on a square foot basis of the design flow gallonage per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit(s) for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

      5.1.5 TENANT'S WORK.

            To procure at Tenant's sole expense all necessary permits and licenses before Tenant undertakes any work on the Premises; to do all such work in compliance with the applicable provisions of Sections 3.2.1, 3.3 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, environmental, building, fire, health and other codes, regulations, ordinances and laws and the ADA Requirements; to furnish to Landlord prior to the commencement of any such work, or any other such work for which the cost may reasonably be estimated to exceed $100,000, a bond or other security acceptable to Landlord assuring that any work commenced or continued by Tenant will be completed in accordance with specifications approved in advance in writing by Landlord; to keep the Premises at all times free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering any general contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Notwithstanding any other provision of this Section 5.1.5 or any other provision of this Lease to the contrary, Landlord shall not, subject to applicable law, prohibit Tenant from using non-union labor to perform any work at the

Premises, including Tenant's Work. Without limitation of the foregoing, Landlord shall not require Tenant's employees to unionize.

      5.1.6 INDEMNITY.

            To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining streets or ways connected with the use or occupancy thereof by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, unless and to the extent caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, employees, sublessees or invitees.

      5.1.7 LANDLORD'S RIGHT TO ENTER.

            To permit Landlord and its agents to enter into the Premises at reasonable times and upon at least 24 hours advance notice (except in case of emergency in which event no prior notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so except as may be otherwise expressly set forth in this Lease, and show the Premises to prospective purchasers and lenders, and, during the last twelve months of the Term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Landlord's right to enter the Premises in accordance with the foregoing shall be subject to Landlord's obligations pursuant to Section 10.15 hereof. Notwithstanding the foregoing, Landlord agrees that in the event that Landlord shows the Premises to any prospective purchaser or tenant, Landlord shall: (i) provide at least three (3) days' notice to Tenant identifying the prospective purchaser or tenant, (ii) only show the Premises to such purchaser or tenant if Landlord believes in good faith that such person or entity is a bona fide prospective purchaser or tenant, (iii) conduct such showing in compliance with such reasonable requests and instructions as Tenant may make for purposes of protecting Tenant's Confidential Information.

      5.1.8 PERSONAL PROPERTY AT TENANT'S RISK.

            All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description owned or leased by Tenant or by any person claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises (collectively, "Tenant's Property"), shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent (i) such injury, loss, damage or liability is the result of the negligence or willful misconduct of Landlord, its contractors, agents or employees, or (ii) such indemnification, agreement to hold harmless or exoneration is prohibited by law.

      5.1.9 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT.

            To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

      5.1.10 YIELD UP.

            Subject to Section 3.2.1 hereof, at the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs and Tenant's telecommunications equipment wherever located, except that Tenant shall leave all cabling and wiring for its telecommunications equipment, but such cabling and wiring shall be appropriately and safely capped by Tenant; to repair all damage caused by such removal; and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Subject to Section 3.2.1 hereof, any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section
5.1.10. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

      5.1.11 ESTOPPEL CERTIFICATE.

            Upon not less than 10 days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably due from Tenant. If the Annual Maintenance Charge required by Landlord or any prospective purchaser or mortgagee of the Premises. Any such statement delivered pursuant to this Section 5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

      5.1.12 LANDLORD'S EXPENSES RE: CONSENTS.

            To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval under this Lease. Notwithstanding the foregoing, Tenant shall not be liable for any reasonable legal expenses incurred by Landlord for the first two (2) such requests made by Tenant during each period of twelve (12) consecutive calendar months during the Term.

      5.1.13 RULES AND REGULATIONS.

            To comply with the Rules and Regulations set forth in Exhibit C, as the same may be amended from time to time by Landlord to provide for the beneficial operation of the Building, the Lot and/or the Complex, provided that such amendments do not materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease.

      5.1.14 LOADING.

            Not to place Tenant's Property, as defined in Section 5.1.8, upon the Premises so as to exceed the floor load limits set forth in the Design Documents and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be detectable outside of the Building shall be placed or maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to reduce such vibration or noise to a level reasonably acceptable to Landlord.

      5.1.15 HOLDOVER.

            To pay to Landlord (i) the greater of twice (a) the then fair market rent as reasonably determined by Landlord or (b) the total of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and (ii) all damages sustained by Landlord on account thereof; provided, however, that any payments made by Tenant under the foregoing clause
(i) in excess of the then fair market rent for the Premises as so reasonably determined by Landlord shall be applied against any damages under the foregoing clause (ii). The provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

5.2   NEGATIVE COVENANTS.

      Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

      5.2.1 ASSIGNMENT AND SUBLETTING.

            Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, except as hereinafter provided; as Additional Rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting (subject to the provisions of Section 5.1.12 hereof); no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof and as to the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. In addition, as to any assignee (but not as to any sublessee) Landlord's consent shall be required as to the reasonable creditworthiness of the proposed assignee in view of market conditions then prevailing for leases having terms and conditions comparable to this Lease. Landlord's consent to any assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default under this Lease and that such assignee or subtenant pays therefor the greater of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or the then fair market rent for the Premises. If Tenant requests Landlord's consent to assign this Lease or to sublet any portion of the Premises such that Tenant shall not occupy at least 50,000 r.s.f. of the Premises after the date of commencement of such sublease, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of the date of commencement the proposed sublease or assignment; provided, however, that Tenant shall have the right to rescind any such request in the event Landlord elects to so terminate this Lease by notice given to Landlord within five (5) days after the date of such termination notice from Landlord, in which event such termination notice shall be of no further force or effect;

      If, at any time during the Term of this Lease, Tenant is:

                  (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

                  (ii) a partnership or association or otherwise riot a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

      Notwithstanding the foregoing provisions of this Section 5.2.1, Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to (i) any successor of Tenant resulting from an acquisition of all or substantially all of Tenant's assets or a merger or consolidation of Tenant and
(ii) any Affiliate of Tenant (as hereinafter defined) whose net worth is equal to or greater than the net worth of Tenant as of the date hereof, provided that Tenant provides Landlord at least thirty (30) days prior notice of such assignment or subletting pursuant to either of the foregoing clauses (i) or
(ii). As used herein, the term "Affiliate of Tenant" shall mean and refer to any entity controlled by, controlling or under common control with Tenant.

      In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises (such excess being hereinafter referred to as "Sublease Profits"), Tenant shall promptly pay fifty percent (50%) of said Sublease Profits to Landlord as and when received by Tenant after deduction of Tenant's Sublease Costs (as hereinafter defined). The term "Sublease Costs" shall mean and refer to Tenant's reasonable legal, brokerage and construction costs and expenses incurred in good faith in view of the size and expected term of any applicable sublease or assignment. Sublease Costs shall be amortized over the term of the applicable sublease or assignment.

      5.2.2 NUISANCE.

            Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any noise, vibration or odor which is contrary to any law or ordinance; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

      5.2.3 INSTALLATION, ALTERATIONS OR ADDITIONS.

            Subject to the provisions of Section 3.2.1, 3.3 and Section 5.1.5 hereof, not to make any installations, alterations, or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas, but expressly excluding the initial Tenant's Work, provided the same is approved by Landlord, such approval not to be unreasonably withheld or delayed), nor, except for Tenant's Work approved by Landlord, to permit the making of any apertures in the walls, partitions, ceilings or floors without on each occasion obtaining the prior written consent of Landlord and then only pursuant to plans and specifications approved by Landlord in advance in each instance.

                                   ARTICLE VI

                               CASUALTY OR TAKING

6.1   DAMAGE BY FIRE.

      In the event of loss of, or damage to, the Premises or the Building or the Garage by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

            (a) (i) If the Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with due diligence, subject to Force Majeure Events, to repair, or cause to be repaired, such damage except as otherwise provided herein. With respect to portions of the Building or Lot outside of the Premises that shall be damaged by fire or other casualty, Landlord shall proceed promptly and with due diligence, subject to Force Majeure Events, to repair, or to cause to be repaired, such damage after such damage occurs except as otherwise provided herein; and (ii) if the Garage, or any part thereof, shall be damaged by fire or other casualty and if the Garage is then owned by Landlord or an Affiliate of Landlord, Landlord shall cause the Garage Owner to proceed promptly and with due diligence, subject to Force Majeure Events, to repair or cause to be repaired, such damage except as otherwise provided herein. If Landlord or an Affiliate of Landlord is not the Garage Owner at the time of such damage by fire or other casualty, Landlord shall use all reasonable efforts to cause the Garage Owner to proceed promptly to repair such damage.

            (b) (i) If the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, whether to the Premises or to the Building or if such damage materially interferes with Tenant's access to the Premises, Annual Fixed Rent and Additional Rent shall proportionately (i.e., based on rentable square footage) abate for that portion of the Premises which is untenantable for the period from the date of such damage or from the date when material interference with Tenant's access due to such damage commences to the date when such damage shall have been repaired or such access shall have been restored, as applicable; and (ii) if the Garage or any part thereof shall be rendered untenantable by reason of such damage or if such damage prevents Tenant's access to the Garage then to the extent that Landlord does not provide Tenant with substitute parking spaces in the Complex or within 1,000 feet of the Premises ("Substitute Parking Spaces"), the Parking Fee (as defined in Section 10.14) shall proportionately abate (based upon the number of Tenant's Parking Spaces for each of the Garage Parking Spaces (as defined in Section 10.14) in excess of the Substitute Parking Spaces which are unavailable to Tenant for the period from the date of such damage or from the date when access to the Garage ceases due to such damage to the date when such damage shall have been repaired or such access shall have been restored, as applicable.

            (c) (i) If, as a result of fire or other casualty, the whole or a substantial part of the Building is rendered untenantable, Landlord, within ninety (90) days from the date of such fire or casualty, may terminate this Lease by notice to Tenant, specifying a date not less than twenty (20) nor more than forty (40) days after the giving of such notice on which the Term of this Lease shall terminate. If Landlord does not so elect to terminate this Lease, then Landlord shall proceed with diligence to repair the damage to the Building and Premises and all facilities serving the same, and the Annual Fixed Rent and Additional Rent shall meanwhile proportionately abate, all as provided in Paragraph (b)(i) of this Section 6.1. Landlord within one hundred twenty (120) days after the fire or other casualty shall notify Tenant in writing whether or not, in its reasonable judgment, the Building and the Premises can be restored to substantially their condition prior to such damage and Utility Services restored to the Utility Switching Points within twelve (12) months of the date of the casualty. If such notification shall state that such restoration cannot be so accomplished, then Tenant may terminate this Lease within thirty (30) days from Tenant's receipt of such notification. Furthermore, if Tenant does not so terminate this Lease and if such damage is not repaired, Utility Services are not restored and the Premises and the remainder of the Building are not restored to substantially the same condition as they were prior to such damage within twelve
(12) months from the date of such damage, Tenant within thirty (30) days from the expiration of such twelve (12) month period or from the expiration of any extension thereof by reason of Force Majeure Events (the "Casualty Restoration Completion Date"), may terminate this Lease by notice to Landlord, specifying a date not more than forty-five (45) days after the giving of such notice on which the term of this Lease shall terminate. The period within which the required repairs may be accomplished shall be extended by the number of days lost as a result of Force Majeure Events, provided however that such period shall in no event be extended beyond six (6) months from the Casualty Restoration Completion Date. Substantial part for purposes of this Section 6.1(c)(i) and Section 6.1(d) shall mean fifty percent (50%) or more of the Building; and (ii) if as a result of fire or other casualty, the whole or a substantial part of the Garage is rendered untenantable, Landlord, within ninety (90) days from the date of such fire or casualty, shall notify Tenant whether the Garage Owner will repair the damage to the Garage. If the Garage Owner is unwilling to repair such damage and Landlord does not provide substitute parking in the Complex or within 1,000 feet of the Premises, then Tenant may terminate this Lease by notice to Landlord, specifying a date not less than twenty (20) nor more than forty (40) days after the giving of such notice on which the Term of this Lease shall terminate. "Substantial part" for this Section 6.1(c)(ii) shall mean fifty percent (50%) or more of Tenant's Parking Spaces.

            If Tenant fails to terminate in accordance within the foregoing time periods set forth in this Section 6.1, Tenant shall have waived its right to terminate.

            (d) If a substantial part of the Premises shall be rendered untenantable by fire or other casualty during the last eighteen (18) months of the then current Term of this Lease and Tenant has not exercised an Option to Extend (as set forth in Section 10.12 hereof), Landlord may terminate this Lease effective as of the date of such fire or other casualty upon notice to Tenant given within sixty (60) days after such fire or other casualty.

            (e) With respect to Sections 6.1 and 6.2 hereof, Landlord shall not be required to repair or replace any of Tenant's trade fixtures, business machinery, equipment, cabinet work, furniture, personal property or other installations or improvements not originally installed by Landlord or otherwise required to be insured by Tenant under the terms of this Lease, or any damage to the Premises or Building caused by Tenant, or any damage to the Premises or Building not covered by insurance proceeds or condemnation proceeds, or any damage or destruction which Landlord is unable to restore due to Landlord's inability, after exercising reasonable and diligent efforts, to obtain final approval therefor from applicable governmental authorities, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building.

            (f) The provisions of this Section 6.1 shall be considered an express agreement governing any instance of damage or destruction of the Building, the Premises or the Garage by fire or other casualty, and any law now or hereafter in force providing for such contingency in the absence of express agreement shall have no application.

            (g)   In the event of any termination of this Lease pursuant to this
Section 6.1, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date; provided that Landlord shall within thirty (30) days thereafter refund any prepaid Rent.

            (h) Landlord's architect's certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Tenant with respect to the extent of the damage to the Building and the performance and completion of any repair or restoration work undertaken by Landlord pursuant to Sections 6.1 or 6.2 hereof. Tenant may have Tenant's architect verify the statements included within such certificate within five (5) days after Tenant's receipt thereof.

6.2   CONDEMNATION.

      In the event that the whole or any substantial part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within ninety (90) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the Premises or of the means of access thereto or of the Garage Parking Spaces (as such term is defined in Section 10.14 hereof) (unless replaced without undue delay by substitute facilities within 1,000 feet of the Building) shall be so taken, appropriated or condemned so as to substantially interfere with the Permitted Uses of the Premises, then this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Substantial part for purposes of this Section 6.2 shall mean fifty percent (50%) or more of the Premises or fifty percent (50%) or more of the Garage Parking Spaces, as applicable.

      Upon giving of any such notice of termination (either by Landlord or Tenant), this Lease and the Term hereof shall terminate as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto. In the event of any such termination, this Lease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date. If neither party elects to terminate, Landlord will with reasonable diligence and at Landlord's expense, restore the remainder of the Premises and Building, or the remainder of the means of access and Garage Parking Spaces, to substantially the same condition as practicable as existed prior to such taking, appropriation or condemnation in which event a just proportion of the Annual Fixed Rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupancy by Tenant hereunder. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and

(ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Term Expiration Date.

6.3   AWARD.

      Irrespective of the form in which recovery may be had by law, all rights to damages or compensation payable pursuant to Section 6.2 shall belong to Landlord in all cases except as set forth in Section 6.2 hereof or below in this
Section 6.3. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures or any items listed on Exhibit E hereto installed by Tenant or anyone claiming under Tenant, at its own cost and expense or (ii) relocation expenses or damages for loss of business (in excess of any such damages attributable to the value of this lease) recoverable by Tenant from such authority in a separate action.

                                   ARTICLE VII

                                    DEFAULTS

7.1   EVENTS OF DEFAULT.

      (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for 10 days after notice from Landlord to Tenant (provided, however, that Landlord shall not be required to provide such notice more than two (2) times in any period of twelve (12) consecutive calendar months) or if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment for the benefit of creditors shall be made by Tenant, or by any guarantor of Tenant, or (c) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within thirty
(30) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, or (g) if Tenant fails to maintain the insurance required under Section 4.2.2.1 hereof, or (h) if Tenant fails to substantially complete Tenant's Work required for the initial occupancy of the percentages of the Premises by Tenant specified in Section
3.2.1 hereof by the respective dates determined pursuant to Section 3.2.1 hereof, Tenant shall have a six-month cure period after notice from Landlord to Tenant within which to substantially complete such percentages of the Premises (the foregoing events described in clauses (a) through (h) being individually referred to as an "Event of Default" and collectively as "Events of Default"), then, and upon any Event of Default, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner and without illegal force, enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights of redemption and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

7.2   REMEDIES.

      In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during said residue. Tenant further covenants (as additional and cumulative obligations) after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all of the Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the 12 months ended next prior to such termination, plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

      Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

7.3   REMEDIES CUMULATIVE.

      Any and all rights and remedies which either Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

7.4   LANDLORD'S RIGHT TO CURE DEFAULTS.

      Landlord may, but shall not be obligated to, cure, at any time, following 10 days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

7.5   EFFECT OF WAIVERS OF DEFAULT.

      Any consent or permission by Landlord or Tenant to any act omission by the other party which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein by the other party, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

      The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease by the other party shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord, or the payment by Tenant, as the case may be, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or Tenant, as the case may be. No consent or waiver, express or implied, by Landlord or Tenant, as the case may be, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

7.6   NO ACCORD AND SATISFACTION.

      No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                  ARTICLE VIII

                                    MORTGAGES

8.1   RIGHTS OF MORTGAGE HOLDERS.

      The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.5, no such holder of a mortgage shall be liable either as mortgagee or as assignee to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Article III), subject to and with the benefit of the provisions of Section 10.5, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 10 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

      The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time a Subordination, Non-disturbance and Attornment Agreement ("SNDA"), substantially in the form of Exhibit D hereto or any other agreement which may be necessary to implement the provisions of this Section 8.1 and Section 8.2 hereof.

8.2   SUPERIORITY OF LEASE; OPTION TO SUBORDINATE.

      This Lease shall be superior to and shall not be subordinate to any future mortgage or other voluntary lien or other encumbrance of the Lot, the Building or the Complex; provided, however, that Landlord shall have the option to subordinate this Lease to any such mortgage of the Lot, Building or Complex provided that Landlord obtains from the holder of record of any existing or future mortgage an SNDA in the form of Exhibit D hereto or another form of agreement with Tenant by the terms of which such holder will agree (a) to recognize the rights of Tenant under this Lease, (b) to perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title as hereinafter described, expressly excluding, however, Landlord's obligations under Article III of this Lease, and (c) to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, provided that Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 8.2. Any such mortgage to which this Lease shall subordinate may contain such terms, provisions and conditions as the holder deems usual or customary.

8.3   LEASE AMENDMENTS.

Tenant agrees to make such changes in this Lease as may be reasonably required by the holder of any mortgage of which the Premises are a part, or any institution which may purchase all or a substantial part of Landlord's interest in the Premises, provided that such changes may not increase the Fixed Rent or other payments due hereunder or otherwise materially affect the obligations of Tenant hereunder, and provided further that such changes do not (i) materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, (ii) limit, impair or delay Tenant's rights to sublease or assign all or portion of this Lease pursuant to Section 5.2.1 hereof, (iii) limit, impair or delay Tenant's right to obtain a reduction or abatement of rent pursuant to Section 6.2, (iv) limit, impair or delay Tenant's right to terminate this Lease pursuant to Section 3.2 or Section 6.2 or (v) otherwise unreasonably limit, impair or delay Tenant's rights hereunder.

                                   ARTICLE IX

                         LANDLORD'S ADDITIONAL COVENANTS

9.1   AFFIRMATIVE COVENANTS.

      Landlord covenants at all times during the Term:

      9.1.1 PERFORM OBLIGATIONS.

            To perform promptly all of the obligations of Landlord set forth in this Lease, including, without limitation, furnishing, through Landlord's employees or independent contractors, the services (the cost of which is to be included in the Annual Maintenance Charge).

      9.1.2 REPAIRS.

            Except as otherwise provided in Article VI, to make such repairs (the cost of which is to be included in the Annual Maintenance Charge) to the roof, exterior walls, exterior windows and waterproofing, floor slabs, other structural components, parking areas, walks, landscaping, courtyard and any other common areas and facilities of the Building as may be necessary to keep them in good, serviceable and neat condition. Landlord shall be responsible for the maintenance and repair of the heating and air-conditioning systems and the components thereof serving the Building to the extent that such systems and components are included in Base Building Improvements.

      9.1.3 COMPLIANCE WITH LAW.

            To make all repairs, alterations, additions or replacements to the Building or the Lot (the costs of which are to be included in the Annual Maintenance Charge) required by any law, ordinance or order or regulation of any public authority including repairs, alterations, additions or replacements to the foundations and structural elements of the Building, except as required because of Tenant's failure to comply with the provisions of Section 5.1.3 hereof; to keep the Building equipped with all safety appliances so required (the costs of which are to be included in the Annual Maintenance Charge); subject to Section 4.2.1, to pay all municipal, county, or state taxes assessed against the Building or the Lot, or against Landlord's personal property of any kind on or about the Building or the Lot; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Building or the Lot, including the ADA Requirements (as defined in Section 5.1.4 hereof) and any codes, regulations, ordinances or laws relating to hazardous materials (as defined in Section 5.1.4), subject to, and without limitation of, Tenant's obligations with respect to such codes, regulations, ordinances or laws. The costs incurred by Landlord in connection with the foregoing compliance obligations shall be included in the Annual Maintenance Charge. All of the foregoing covenants and obligations are subject to, and without limitation of, all of Tenant's obligations under this Lease, including, without limitation, those set forth in Sections 4.2 and 5.1.4.

      9.1.4 INDEMNITY.

            To defend, with counsel reasonably approved by Tenant, all actions against Tenant, any partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant ("Tenant's Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Tenant's Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature to which any of Tenant's Indemnified Parties is subject arising from and to the extent of any negligent or willful act, fault, omission, or other misconduct of Landlord or its agents, contractors or employees.

      9.1.5 ESTOPPEL CERTIFICATE.

            Upon not less than 10 days' prior notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Landlord's knowledge, Tenant is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Tenant or any prospective assignee of Tenant. Any such statement delivered pursuant to this Section 9.1.5 may be relied upon by any prospective assignee.

      9.1.6 SUBDIVISION.

            The Lot is currently a portion of the Complex and on or before September 1, 2001 Landlord shall subdivide the Complex so as to, inter alia, establish the Lot as a separate taxable parcel and establish easements which benefit and/or burden the Lot and remaining portions of the Complex (collectively, the "Subdivision"). Upon or after the Subdivision, Landlord may convey the Lot and assign this Lease to an Affiliate of Landlord (the "Transfer"). Tenant agrees to cooperate with Landlord in connection with such Subdivision and Transfer, including without limitation, the execution, acknowledgment and delivery of an instrument pursuant to which this Lease shall be subordinated to easements reasonably established in connection with the Subdivision and Transfer and such other documents as Landlord reasonably may request so long as such Subdivision and Transfer do not materially interfere with Tenant's use of the Premises or any of Tenant's rights under this Lease to other portions of the Complex. Landlord represents and warrants that currently there is no mortgage on the Premises.

      9.1.7 UTILITIES.

            Subject to Section 4.2.3 hereof, to bring (or cause to brought) Utility Services for the Premises to the Utility Switching Points at Landlord's sole cost and expense.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1  NOTICES FROM ONE PARTY TO THE OTHER.

      All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered by a recognized courier service (e.g. Federal Express) when deposited with such courier service, or if delivered to such address by hand, when so delivered.

10.2  QUIET ENJOYMENT.

      Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3  EASEMENTS; CHANGES TO LOT LINES.

      Landlord reserves the right, from time to time, to grant easements affecting the Premises or the Building, the Lot or the Complex and to change or alter existing boundaries of the Lot for purpose of developing and using the Lot so long as such easements or such changes or alterations to existing boundaries of the Lot do not materially interfere with Tenant's use of the Premises, and to enter upon the Premises for purposes of constructing and maintaining any pipes, wires and other facilities serving any portion of the Lot, the Building or the Complex, subject to the terms of Section 5.1.7 hereof.

10.4  LEASE NOT TO BE RECORDED.

      Neither party shall record this Lease. Both parties shall execute and deliver a notice of this Lease in such form, if any, as may be permitted by applicable statute, which notice shall include provisions with respect to Tenant's Parking Spaces in the Garage and Tenant's right to use the Complex Common Areas. If this Lease is terminated before the Term Expiration Date the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

10.5  BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY.

      The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises, the Building and the Lot but not upon other assets of Landlord. Without limiting the generality of the foregoing, upon any assignment of this Lease and the Security Deposit by Kendall Square, LLC to an Affiliate of Landlord or a third party, Kendall Square, LLC shall have no further liability or obligation arising pursuant to this Lease after the date of such assignment. No member, partner, trustee, stockholder, officer, director, employee or beneficiary (or the members, partners, trustees, stockholders, officers, directors or employees of any such member) of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises, the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the members, partners, trustees, stockholders, officers, directors, employees or beneficiaries (and the members, partners, trustees, stockholders, officers, directors or employees of any such member) of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any member thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any such member or any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord or any such member.

10.6  FORCE MAJEURE.

      In any case where either party hereto is required to do any act, delays caused by or resulting from the occurrence of one or more Force Majeure Events shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.7  LANDLORD'S DEFAULT.

      Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. Except as expressly set forth in Section 3.2 and Section 6.2 hereof, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

      Notwithstanding the foregoing, if any repairs to the Premises required by this Lease or any maintenance, cleaning, or lighting of Building Common Areas are not performed by Landlord within thirty (30) days after notice from Tenant (or such longer period as may be reasonably required in the event that any such repair, maintenance, cleaning or lighting cannot be completed within said thirty
(30) day period), Tenant shall have the right to perform such obligation of Landlord. If Tenant performs any such obligation of Landlord, Landlord shall pay to Tenant the reasonable cost thereof within thirty (30) days after notice from Tenant, provided, however, that in no event shall Tenant have the right to offset or deduct the amount thereof against any payment of rent due hereunder.

      If an emergency occurs where a repair is required to be done immediately in order to avoid imminent danger to persons or material damage to the Premises, Tenant shall have the right to self-help consistent with the immediately preceding grammatical paragraph of this Section 10.7 after giving Landlord only such notice as is reasonable under the circumstances, provided, however, that formal notice shall be promptly given thereafter. However, the right of self-help afforded to Tenant in this Section 10.7 shall be carefully and judiciously exercised by Tenant, it being understood and agreed that except in the case of an emergency, Landlord shall be given sufficient opportunity to take the action required of Landlord to avoid such default, in order to avoid any conflict with respect to whether or not self-help should have been availed of by Tenant, or with respect to the reasonableness of the expenses incurred by Tenant.

10.8  BROKERAGE.

      Each party warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Lease other than Insignia/ESG, Inc. ("Broker") and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation.

10.9  APPLICABLE LAW AND CONSTRUCTION.

      This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. The Letter of Intent dated September 13, 2000 from Broker to Tenant shall be of no further force or effect. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

10.10 SUBMISSION NOT AN OFFER.

      The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered to each of them.

10.11 SECURITY DEPOSIT.

      Tenant will provide within five (5) business days of the date of full execution hereof by Landlord and Tenant and as a condition of this Lease shall keep in effect throughout the Term, a standby letter of credit in the Security Deposit Amount (as hereinafter defined) as security for the performance of the obligations of Tenant hereunder in accordance with the following requirements. As used herein, the term "Security Deposit Amount" shall mean and refer to the sum of the Initial Estimated Annual Additional Rent for Premises, the Initial Estimated Annual Rent for Complex plus the Annual Fixed Rent, as the same may be adjusted in accordance with Section 2.3, Section 4.1(b) and Section 10.12 hereof. If Tenant elects to have Landlord advance the Tenant Allowance, the Security Deposit Amount shall thereupon be increased by $3,250,000.00. On the effective date of any such adjustment of the Annual Fixed Rent Rate, Tenant shall provide a replacement letter of credit for the amount of the adjusted Security Deposit Amount. Any letter of credit provided by Tenant shall be in form and substance acceptable to Landlord and shall be drawn on Fleet National Bank (or another Boston clearinghouse bank reasonably satisfactory to Landlord) for the Security Deposit Amount in Landlord's favor. Tenant shall provide for replacements thereto to be issued and delivered to Landlord at least 30 days prior to the expiration of the then effective letter of credit, time being of the essence. The letter of credit shall be payable to Landlord upon presentation at the issuing bank's offices in Boston of a sight draft signed by Landlord stating that Landlord is entitled thereto, and a certification of Landlord that the person signing the certification is duly authorized to do so, that an uncured default exists under the Lease, that the default has continued after the expiration of any applicable cure period, and that the amount of the draft does not exceed the amount reasonably required to cure such default (the "Default Certification"). Landlord agrees that it shall present such sight draft and Default Certification only if Tenant defaults in performance of its obligations hereunder and such default shall have continued past any applicable notice and grace period. Any letter of credit in effect during the last year of the Term shall expire no earlier than 30 days after the expiration of the Term of the Lease. The letter of credit shall provide for partial draws and shall be assignable by Landlord. If Tenant shall fail to perform any of its obligations under this Lease including a failure timely to provide a replacement letter of credit, Landlord may, but shall not be obligated to, apply the letter of credit to the extent necessary to cure the default, and Tenant shall be obligated to reinstate the letter of credit to the Security Deposit Amount then in effect. Tenant shall not have the right to call upon Landlord to draw upon all or any part of the letter of credit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Provided that Landlord gives Tenant notice of the name of such grantee or transferee, upon any conveyance by Landlord of its interest under this Lease, the letter of credit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the letter of credit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees. Notwithstanding the foregoing, in lieu of a letter of credit, Tenant may deliver cash in the Security Deposit Amount to Landlord, in which event applicable provisions of this Section 10.11 shall apply to Landlord's use and delivery thereof. If Tenant elects to deliver cash to Landlord in the Security Deposit Amount, Tenant, subject to Landlord's prior written approval, may designate the investment thereof, and interest earned thereon shall be disbursed to Tenant on a yearly basis so long as no default has occurred and is then continuing.

10.12 OPTIONS TO EXTEND.

      (a) Tenant shall have two (2) options to extend the Term of this Lease (the "Options to Extend") for successive periods of ten (10) years each (the "Extension Periods"), subject to and on the terms set forth herein. Tenant may only exercise the Options to Extend with respect to the entire Premises. If Tenant shall desire to exercise any Option to Extend, it shall give Landlord a notice (the "Inquiry Notice") of such desire not later than eighteen (18) months prior to the expiration of the Initial Term of this Lease or the preceding Extension Period, as the case may be. Thereafter, the Fair Market Rent (as defined in Subsection (c) below) for the applicable Extension Period shall be determined in accordance with Subsection (d) below. After the applicable Fair Market Rent has been so determined, Tenant shall exercise each Option to Extend by giving Landlord notice (the "Exercise Notice") of its election to do so not later than fifteen (15) months prior to the expiration of the Initial Term of this Lease, or the preceding Extension Period, as the case may be. If Tenant fails to timely give either the Inquiry Notice or the Exercise Notice to Landlord with respect to any Option to Extend, Tenant shall be conclusively deemed to have waived such Option to Extend hereunder.

      (b) Notwithstanding any contrary provision of this Lease, each Option to Extend and any exercise by Tenant thereof shall be void and of no force or effect unless on the dates Tenant gives Landlord its Inquiry Notice and Exercise Notice for each Option to Extend and on the date of commencement of the each Extension Period (i) this Lease is in full force and effect, (ii) there is no Event of Default of Tenant under this Lease, and (iii) Tenant has not assigned or subleased (or agreed to assign or sublease) more than fifty percent (50%) of the rentable floor area of the Premises.

      (c) All of the terms, provisions, covenants, and conditions of this Lease shall continue to apply during each Extension Period, except that the Annual Fixed Rent Rate during each Extension Period (the "Extension Rent") shall be equal to the 100% of the fair market rent for the Premises determined as of the date twelve (12) months prior to expiration of the Initial

Term or the preceding Extension Period, as the case may be, in accordance with the procedure set forth in Subsection (d) below (the "Fair Market Rent"), but in no event shall the Fair Market Rent for the first Extension Period be less than the Annual Fixed Rent for the fifteenth Lease Year and in no event shall the Fair Market Rent for the second Extension Period be less than the Annual Fixed Rent for the twenty-fifth Lease Year.

      (d) The Fair Market Rent for each Extension Period shall be determined as follows: Within five (5) days after Tenant gives Landlord its Inquiry Notice with respect to any Option to Extend, Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent for the applicable Extension Period. Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord's determination of the Fair Market Rent, whereupon the Fair Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such ten (10) day period of Tenant's agreement with or objection to Landlord's determination of the Fair Market Rent, then the Fair Market Rent for the applicable Extension Period shall be deemed to be Landlord's determination of the Fair Market Rent as set forth in the notice from Landlord described in this subsection.

      (e) If Tenant notifies Landlord of Tenant's objection to Landlord's determination of Fair Market Rent under the preceding subsection, such notice shall also set forth a request for arbitration and Tenant's appointment of a commercial real estate broker having at least ten (10) years experience in the commercial leasing market in the City of Cambridge, Massachusetts (an "Arbitrator"). Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator. Each Arbitrator shall be advised to determine the Fair Market Rent for the applicable Extension Period within thirty
(30) days after Landlord's appointment of the second Arbitrator. On or before the expiration of such thirty-(30) day period, the two Arbitrators shall confer to compare their respective determinations of the Fair Market Rent. If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Fair Market Rent shall be equal to the average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two arbitrators shall have ten (10) days thereafter to appoint a third Arbitrator (the "Third Arbitrator"), who shall be instructed to determine the Fair Market Rent for the applicable Extension Period within ten (10) days after its appointment by selecting one of the amounts determined by the other two Arbitrators. Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant.

      (f) Regardless of the manner in which the Extension Rent is determined, the Annual Fixed Rent for each Extension Period shall be subject to adjustment as set forth in Section 4.1(b) hereof.

10.13 INTENTIONALLY OMITTED.

10.14 PARKING.

      Commencing as of the Commencement Date, Tenant shall pay monthly, in advance, as Additional Rent the then fair market value (the "Parking Fee") as determined by Landlord (adjusted no more frequently than annually) for each of Tenant's Parking Spaces to be leased to Tenant. All of Tenant's Parking Spaces leased hereby may only be utilized by Tenant's employees, visitors, sublessees of the Premises or assignees of the Lease, visiting or working at the Premises. All of Tenant's Parking Spaces shall be located in the underground parking structure to be constructed and/or owned by Landlord or an Affiliate of Landlord (as hereinafter defined) south of Kendall Street, as shown on Exhibit A hereto (the "Garage"). The owner of the Garage from time to time is herein referred to as the "Garage Owner", and the Tenant's Parking Spaces are sometimes herein referred to as the "Garage Parking Spaces." Landlord covenants and agrees that if the Garage is conveyed by Landlord to any other person or entity, including an Affiliate of Landlord, such conveyance shall be subject to a lease, permanent easement or similar instrument by and between Landlord and the Garage Owner so that the Tenant shall have, throughout the Term, the right to use the Garage Parking Spaces, subject to the terms of this Lease.

      The Garage Owner shall have the right, from time to time but not more often than every six (6) months, to relocate, on a temporary basis as may be necessary to effect repairs and improvements to the Garage or for other business reasons, parking spaces located in the Garage to another location within 1,000 feet of the Lot, provided that in each instance such other location may be lawfully used for accessory parking, and provided further that the monthly rent to be paid by Tenant for each temporarily relocated parking space shall be an amount equal to the fair market value thereof but in no event more than the rent then being paid by Tenant for a parking space in the Garage. Anything herein to the contrary notwithstanding, Landlord shall have the right to relocate all or any number of the Garage Parking Spaces to a garage which may be constructed by Landlord or an Affiliate of Landlord in the northerly portion of the Complex provided that access from the Building to such other garage is substantially as convenient as access between the Building and the Garage, whereupon provisions of this Lease applicable to the Garage, the Garage Owner and the Garage Parking Spaces shall apply, mutatis mutandis, to such garage, garage owner and the Garage Parking Spaces located therein. Upon request of either Landlord or Tenant, the parties hereto shall execute and deliver an amendment of this Lease to reflect the relocation of Tenant's Parking Spaces.

      Neither Landlord nor the Garage Owner shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage, regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured against entry, or liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that the use of the Garage and the Garage Parking Spaces shall be at the sole risk of Tenant and its employees, visitors and guests. Landlord and the Garage Owner shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the Garage Parking Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like, which rules and regulations and any additions and amendments thereto Garage Owner shall use reasonable efforts to consistently apply to all users of the Garage. Tenant shall comply with and cause its employees, visitors and guests to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

      Except for emergency repairs using authorized repair services, no person using the Garage Parking Spaces shall perform any work on any automobiles while located in the Garage. An approved assignment of this Lease by Tenant or an assignment of this Lease by Tenant not requiring Landlord's consent shall include an assignment of Tenant's right to use all of Tenant's Parking Spaces in accordance with this Lease. An approved sublease by Tenant or a sublease by Tenant not requiring Landlord's consent shall include the right to use a substantially proportionate number of Tenant's Parking Spaces in light of the r.s.f. subleased by Tenant. Except in connection with an approved assignment of the Lease or an approved subletting of all or a portion of the Premises in accordance with the terms hereof, Tenant shall not assign or sublease any of the Garage Parking Spaces. Landlord shall have the right to terminate this Lease with respect to any Garage Parking Spaces that Tenant sublets or assigns in violation of the foregoing sentence. Landlord or the Garage Owner may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord or the Garage Owner shall provide Tenant with one card or key for each Garage Parking Space that Tenant is leasing hereunder, provided that Landlord or the Garage Owner shall have the right to require Tenant or its employees to place a reasonable deposit on such access cards or keys and to pay a reasonable fee for any lost or damaged cards or keys. If the Garage Owner does not provide 24-hour per day, seven day per week manned security and/or controlled access for the Garage (collectively, "Garage Security Services"), Landlord shall arrange for such Garage Security Services and the costs of such Garage Security Services (prorated, if appropriate, among all users of the Garage requesting Garage Security Services) shall be included in the Nonstandard Charge payable by Tenant pursuant to Section 4.2.4 hereof. Tenant, at its sole cost and expense, may obtain extra cards and keys from Landlord or the Garage Owner if any cards are lost, stolen or destroyed.

10.15 CONFIDENTIAL INFORMATION.

      Landlord hereby agrees that any and all knowledge, information, data, materials, trade secrets, and other work product of a confidential nature gained, obtained, derived, produced, generated or otherwise acquired by Landlord with respect to Tenant's business (collectively "Confidential Information") shall be kept confidential. Landlord shall use diligent efforts to ensure that no Confidential Information is revealed, divulged, communicated, related, or described to any person or entity without the written consent of Landlord, except as may be required by applicable law.

10.16 SIGNAGE.

      Tenant shall be permitted, at its sole cost and expense, to install and maintain signs on the exterior of the Building bearing Tenant's name (or something similar reasonably approved by Landlord), provided that: (i) the size, location, quality, color and style of such signs shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed, and (ii) such signs shall be subject to the Development Approvals, the Subsequent Approvals and limitations of applicable law, including, without limitation, the Cambridge Zoning Ordinance, as amended from time to time. Tenant shall secure all permits and approvals necessary for the installation of such signs at its sole cost and expense. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall remove such signs and repair any damage resulting therefrom at Tenant's sole cost and expense.

10.17 TELECOMMUNICATIONS EQUIPMENT.

      Landlord shall provide Tenant with reasonable and adequate space on the roof of the Building for Tenant's telecommunications equipment, which Tenant may install at Tenant's sole cost and expense, provided however, that (i) the size, location and plans and equipment shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed, (ii) the installation and maintenance thereof shall be subject to the Development Approvals, the Subsequent Approvals and limitations of applicable law, including without limitation, the Cambridge Zoning Ordinance, as amended from time to time and
(iii) the use of such telecommunications equipment shall be limited to Tenant in the conduct of the Permitted Uses and not as a principal or accessory use of the Premises. Tenant shall secure all permits and approvals necessary for the installation of such equipment at its sole cost and expense. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall remove such equipment and repair any damage resulting from such removal at Tenant's sole cost and expense, provided however, that Tenant shall leave all cabling and wiring for its telecommunications equipment, but such cabling and wiring shall be appropriately and safely capped by Tenant. The installation of such equipment shall be deemed to be part of Tenant's Work and all provisions of this Lease, including insurance provisions, shall be applicable thereto.

      WITNESS the execution hereof under seal as of the 18th day of January, 2001.

                  LANDLORD:          KENDALL SQUARE, LLC

                                     By: Lyme Properties LLC, a New Hampshire
                                         limited liability company, its Manager

                                     _________________________________________
                                     David E. Clem, Member

                  TENANT:            VERTEX PHARMACEUTICALS INCORPORATED

                                     By: /s/ Joshua Boger
                                        ______________________________________
                                        Its:
                                        hereunto duly authorized